                                                                    Exhibit 4.14

         _____________________________________________________________

                               CREDIT AGREEMENT


                                     among


                                  JWP INC.,
                      As Debtor and Debtor-in-Possession


                         CERTAIN SUBSIDIARIES THEREOF,
                                 As Guarantors



                                      and



                       BELMONT CAPITAL PARTNERS II, L.P.
                                   As Lender










                               February 14, 1994


         _____________________________________________________________

                             TABLE OF CONTENTS
                             -----------------

                                                                          Page

I.  CERTAIN DEFINITIONS....................................................  1
      1.1   Definitions....................................................  1
      1.2   Accounting Terms............................................... 10

II.  THE CREDIT............................................................ 10
      2.1   The Loans...................................................... 10
      2.2   The Note....................................................... 11
      2.3   Funding Procedures............................................. 11
      2.4   Interest....................................................... 12
            (a)   Non-Default Rate......................................... 12
            (b)   Default Rate............................................. 12
            (c)   Additional Interest...................................... 12
      2.5   Commitment Fee................................................. 12
      2.6   Reduction or Termination of Loan Commitment.................... 12
            (a)   Notice................................................... 12
            (b)   Mandatory Reduction...................................... 12
      2.7   Prepayments.................................................... 13
            (a)   Mandatory Prepayments. .................................. 13
            (b)   Voluntary Prepayments. .................................. 13
      2.8   Payments....................................................... 13
            (a)   Interest and Principal................................... 13
            (b)   Form of Payments, Application of Payments, Payment
                  Administration, Etc...................................... 13
            (c)   Depositary Procedures. .................................. 13
            (d)   Net Payments............................................. 14
      2.9   Priority and Liens. ........................................... 15
      2.10  Changes in Circumstances; Yield Protection. ................... 15

III.  REPRESENTATIONS AND WARRANTIES....................................... 16
      3.1   Organization, Standing......................................... 16
      3.2   Corporate Authority, Etc....................................... 16
      3.3   Validity of Documents.......................................... 17
      3.4   Litigation..................................................... 17
      3.5   ERISA.......................................................... 17
      3.6   Financial Statements........................................... 18
      3.7   Use of Proceeds................................................ 19
      3.8   Not in Default................................................. 19
      3.9   Taxes. ........................................................ 19
      3.10  Permits, Licenses, Etc......................................... 19
      3.11  Compliance With Laws........................................... 19
      3.12  Amounts Owed to or from Affiliates; Intercompany Agreements.... 20
            (a)   Affiliates............................................... 20

            (b)   Intercompany Agreements.................................. 21
            (c)   Dividends................................................ 21
      3.13  Title to Assets................................................ 21
      3.14  Insurance and Surety Bonds..................................... 21
      3.15  Subsidiaries, Etc.............................................. 22
      3.16  Patents, Trademarks, etc....................................... 23
      3.17  Accounts....................................................... 23
      3.18  Inventory...................................................... 23
      3.19  Equipment...................................................... 23
      3.20  Real Property.................................................. 23
      3.21  Corporate and Fictitious Names................................. 23
      3.22  Disclosure Generally........................................... 24

IV.   SECURITY............................................................. 24
      4.1   Security Documents............................................. 24
      4.2   Release of Collateral.......................................... 24

V.    CONDITIONS PRECEDENT................................................. 25
      5.1   Conditions to First Loan....................................... 25
            (a)   Articles, Bylaws......................................... 25
            (b)   Evidence of Authorization................................ 25
            (c)   Legal Opinions........................................... 25
            (d)   Incumbency............................................... 25
            (e)   Note. ................................................... 26
            (f)   Conversion of the Case. ................................. 26
            (g)   Initial DIP Financing Order.............................. 26
            (h)   Consents................................................. 26
            (i)   Change................................................... 26
            (j)   Continued Bonding........................................ 26
            (k)   Other Agreements......................................... 26
            (l)   Absence of Defaults...................................... 26
            (m)   Documents................................................ 27
      5.2   All Loans Subsequent to the First Loan......................... 27
            (a)   Documents................................................ 27
            (b)   Covenants; Representations............................... 27
            (c)   Defaults................................................. 27
            (d)   DIP Financing Order...................................... 27
            (e)   Legal Proceedings........................................ 27
            (f)   Filing of Reorganization Plan............................ 28
            (g)   Continued Bonding........................................ 28
            (h)   Absence of Defaults...................................... 28
            (i)   Support for Reorganization Plan.......................... 28

VI.   AFFIRMATIVE COVENANTS................................................ 28

      6.1   Financial Statements and Reports............................... 28
            (a)   Monthly Reports.......................................... 28
            (b)   Quarterly Statements..................................... 29
            (c)   Annual Statements........................................ 29
            (d)   No Default............................................... 30
            (e)   ERISA.................................................... 30
            (f)   Net Cash Proceeds........................................ 30
            (g)   Material Changes. ....................................... 30
            (h)   Other Information........................................ 31
      6.2   Taxes and Other Charges........................................ 31
      6.3   Corporate Existence............................................ 31
      6.4   Compliance with ERISA.......................................... 31
      6.5   Compliance with Regulations. .................................. 32
      6.6   Notice of Events............................................... 32
      6.7   Maintenance of Records; Audits................................. 33
      6.8   Generally Accepted Accounting Principles....................... 34
      6.9   Information relating to the Case............................... 34
      6.10  Filing of Reorganization Plan.................................. 34
      6.11  Subsequent Financing........................................... 34

VII.  NEGATIVE COVENANTS................................................... 34
      7.1   Merger, Consolidation.......................................... 34
      7.2   Indebtedness for Borrowed Money................................ 34
      7.3   Liens.  ....................................................... 36
      7.4   Guarantees. ................................................... 37
      7.5   Sale of Stock of Subsidiaries.................................. 37
      7.6   Judgment, Attachment........................................... 37
      7.7   Loans, Advances and Investments................................ 38
      7.8   Transfer of Assets............................................. 39
      7.9   Modification of Loan Agreements or Policies; Payment of Debt... 39
      7.10  Claims......................................................... 39
      7.11  Accounting Change. ............................................ 40
      7.12  Backlog........................................................ 40
      7.13  Losses from Operations......................................... 40

VIII.  DEFAULT............................................................. 40
      8.1   Events of Default.............................................. 40
            (a)   Principal, Interest or Other Amounts..................... 40
            (b)   Covenants................................................ 40
            (c)   Representations, Warranties, Etc......................... 40
            (d)   Bankruptcy, Etc. of Material Guarantor or Core Collateral
                  Subsidiary............................................... 41
            (e)   Modification of DIP Financing Order...................... 41
            (f)   Failure to Maintain Bonding in the Ordinary Course....... 41

            (g)   Material Adverse Change.................................. 41
            (h)   Certain Other Defaults................................... 42

IX.  GUARANTY.............................................................. 42
      9.1   Guaranty....................................................... 42
      9.2   No Impairment of Guaranty...................................... 43
      9.3   Continuation and Reinstatement, Etc............................ 44
      9.4   Representations and Warranties................................. 44

X.    MISCELLANEOUS........................................................ 44
      10.1  Waiver......................................................... 44
      10.2  Amendments..................................................... 45
      10.3  Governing Law.................................................. 45
      10.4  Assignments and Participations................................. 45
      10.5  Captions....................................................... 45
      10.6  Notices........................................................ 45
      10.7  Expenses of the Lender; Indemnification of the Lender and the
            Banks.......................................................... 46
      10.8  Survival of Warranties and Certain Agreements.................. 47
      10.9  Severability................................................... 47
      10.10 CONSENT TO JURISDICTION AND SERVICE OF PROCESS................. 47
      10.11 WAIVER OF JURY TRIAL........................................... 48
      10.12 Counterparts; Effectiveness.................................... 49
      10.13 Use of Defined Terms........................................... 49
      10.14 Good Faith..................................................... 49

EXHIBITS
- - - - - - - - - --------

      A     Depositary Agreement
      B     DIP Financing Order
      C     Initial DIP Financing Order
      D     Guarantor Security Agreement
      E     Pledge and Security Agreement
      F     Note
      G     Loan Requests
      H     Opinion of Counsel for JWP
      I     Petition and Reorganization Plan
      J     Inspection and Management Rights Letter Agreement


SCHEDULES
- - - - - - - - - ---------

      1.1(b)      Existing Liens
      2.4(c)      Agreed Percentage
      2.8(c)      Depositary Accounts and Concentration Accounts
      3.2         Consents
      3.5         ERISA
      3.4         Litigation
      3.6         Liabilities
      3.9         Taxes
      3.11        Compliance with Laws; Licenses, Permits, Etc.
      3.12        Intercompany Debt; Intercompany Agreements; Dividends
      3.14        Sureties
      3.15        Subsidiaries; Location of Inventory and Equipment; Corporate
                  and Fictitious Names
      3.16        Patents, Trademarks
      3.20        Real Property
      5.1         Change
      7.2         Other Indebtedness for Borrowed Money
      7.4         Existing Guarantees
      7.7         Investments
      7.13        Losses from Operations
      8.1(d)      Guarantors in Bankruptcy

                             CREDIT AGREEMENT
                             ----------------


      THIS CREDIT AGREEMENT, dated as of February 14, 1994 (this "AGREEMENT"), is entered into by and among JWP INC., a Delaware corporation (the "BORROWER"), as debtor and as debtor-in-possession under Chapter 11 of the Bankruptcy Code, certain of its subsidiaries (each, a "GUARANTOR and collectively the "GUARANTORS"), and Belmont Capital Partners II, L.P. (the "LENDER").

                                WITNESSETH:
                                ----------

      WHEREAS, on December 21, 1993 (the "Petition Date"), certain creditors of the Borrower initiated an involuntary bankruptcy proceeding against the Borrower in the United States District Court for the Southern District of New York (the "Bankruptcy Court");

      WHEREAS, on February 14, 1994, the Borrower moved the Court to convert the involuntary bankruptcy proceeding to a voluntary chapter 11 proceeding and an order for relief was entered by the Court on February 14, 1994;

      WHEREAS, the Borrower has continued to operate its business and manage its assets as a debtor-in-possession pursuant to Section 1107 and 1108 of the Bankruptcy Code;

      WHEREAS, the Borrower has requested, and the Lender has agreed to provide, a credit facility providing loans in the maximum aggregate principal amount of $35,000,000, the proceeds of which will be used by the Borrower as general working capital and/or loaned by the Borrower to the Guarantors for such Guarantors' general working capital; and

      WHEREAS, to provide for the repayment of the loans incurred and all other obligations of the Borrower hereunder, the Borrower will provide to the Lender a lien upon substantially all of its assets that will have priority over the liens of all other parties pursuant to Section 364(c)(1) and 364(d)(1) of the Bankruptcy Code and each Guarantor will guaranty the obligations of the Borrower herein, which guaranty will be secured by a lien upon certain of its property.

      NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

I.  CERTAIN DEFINITIONS.
    -------------------

      1.1 DEFINITIONS. As used in this Agreement, the following terms shall have these meanings:

      "ACCOUNTS" shall mean any "accounts," as such term is defined in the Uniform Commercial Code as in effect from time to time in the State of New York

      "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Borrower.
A Person shall be deemed to control
another person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the outstanding stock or other ownership interests having ordinary voting power for the election of directors of such other Person or (ii) to direct or cause the direction of the management and policies of such corporation, whether by contract or otherwise.

      "AGREED PERCENTAGE" shall have the meaning set forth in Section
2.4(c).

      "BANK GROUP" shall mean the holders of claims against the Borrower described as "Class 3 Claims" in the form of Reorganization Plan attached as
Exhibit I hereto.

      "BANKRUPT SUBSIDIARY" shall mean each of JWP Information Services,
Inc., JWP Information Services S.A.R.L., Sivea Benelux, Micro Avenue, Micro Com and Antwerp Education Center N.V.

      "BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978 as heretofore and hereafter amended and codified as 11 U.S.C. (S) 101 et seq.
                                                                   ------

      "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Case from time to time.

      "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday, any day on which banks are required or permitted to be closed in the State of New York or any day on which the New York Stock Exchange is required or permitted to be closed.

      "CAPITAL LEASES" shall have the meaning set forth in Section 7.2(c).

      "CASH COLLATERAL ACCOUNT" shall have the meaning set forth in Section
7.8.

      "CASE"  shall mean the case of the Borrower before the Bankruptcy
Court.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COLLATERAL" shall have the meanings set forth in the Pledge and Security Agreement and each Guarantor Security Agreement and any other personal property, tangible or intangible, now existing or hereafter acquired, including accessions, substitutions and proceeds (including insurance proceeds) that may at any time be or become subject to a security interest or lien in favor of the Lender to secure the Obligations.

      "COMMITMENT FEE" shall have the meaning set forth in Section 2.6.

      "CONFIRMATION ORDER" shall mean a Final Order confirming a plan of reorganization in the Case.

      "CONCENTRATION ACCOUNT" shall have the meaning set forth in Section
2.8(c).

      "CONCENTRATION BANK"  shall have the meaning set forth in Section
2.8(c)

      "CORE COLLATERAL SUBSIDIARIES" shall mean Sea Cliff Water Company, Jamaica Water Supply Company, JWP U.K. Ltd., Drake & Scull Holdings Ltd., Drake & Scull Engineering Ltd., Drake & Scull Airport Services Ltd., Comstock Limited, 923452 Ontario Limited, Comstock Canada L.P.

      "COVERED PLAN" shall have the meaning set forth in Section 3.5.

      "DEBT" shall mean, with respect to any Person, without duplication,
(i) all items (excluding reserves for deferred income taxes) which in accordance with Generally Accepted Accounting Principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Debt is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, (iii) all indebtedness of others with respect to which such Person has become liable by way of a guarantee, and (iv) all outstanding letters of credit and payment and performance bonds with respect to which, if drawn upon, such Person would have any repayment or reimbursement obligations.

      "DEFAULT RATE" shall mean 2% per annum above the interest rate otherwise applicable on all Loans.

      "DEPOSITARY ACCOUNT" shall have the meaning set forth in Section
2.8(c).

      "DEPOSITARY AGREEMENT" shall mean an agreement in substantially the form of Exhibit A hereto among the Borrower, the Lender and the Concentration Bank providing, among other things, that the Lender shall have a security interest in funds held in the Concentration Account and that, upon the terms and conditions provided therein, the Lender may require the Concentration Bank to transfer funds deposited into the Concentration Account solely in accordance with the instructions of the Lender, and authorizing the Lender to cause the Concentration Bank to remit to the Lender amounts necessary to pay the Lender any amount payable under this Agreement, the Note or any other Loan Document which is not paid in a timely manner.

      "DIP FINANCING ORDER" shall mean the order of the Bankruptcy Court approving this Agreement and the transactions contemplated hereby and making a determination that the Lender is making loans pursuant to this credit facility in good faith pursuant to Section 364(e) of the Bankruptcy Code, which order shall be substantially in the form of Exhibit B hereto and which the Bankruptcy Court shall have entered after 15 days' notice as required by Bankruptcy Rule 4001(c)(2).

  "DOLLARS" and "$" shall mean the lawful currency of the United States of America.

      "EFFECTIVE DATE" shall mean the effective date of the Reorganization Plan pursuant to the Confirmation Order.

      "EQUIPMENT" shall mean "equipment," as such term is defined in the Uniform Commercial Code as in effect from time to time in the State of New York.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

      "ERISA AFFILIATE" means any corporation which is a member of the same controlled group of corporations as the Borrower within the meaning of Section 414(b) of the Code, or any trade or business which is under common control with the Borrower within the meaning of Section 414(c) of the Code.

      "EVENT OF DEFAULT" shall have the meaning set forth in Section 8.1.

      "EXCLUDED SUBSIDIARY" shall mean Sea Cliff Water Company, Jamaica Water Supply Company, each foreign Subsidiary existing on the date hereof, University Mechanical Contractors, Inc. and the subsidiaries of each such company or partnership.

      "FINANCIAL PROJECTIONS" shall have the meaning set forth in Section
3.6.

      "FINANCIAL STATEMENTS" shall have the meaning set forth in Section
3.6.

      "FINAL ORDER" shall mean an order, ruling or judgment of the Bankruptcy Court that is no longer subject to review, reversal, modification or amendment by appeal or writ of certiorari.

      "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean generally accepted accounting principles as in effect from time to time, consistently applied.

      "GUARANTORS" shall have the meaning set forth in the recitals hereto.

      "GUARANTOR SECURITY AGREEMENTS" shall mean the Guarantor Security Agreements, dated as of the date hereof, between the Lender and each Guarantor in substantially the form of Exhibit D hereto.

      "INDEBTEDNESS FOR BORROWED MONEY" shall mean (i) all indebtedness, liabilities, and obligations, now existing or hereafter arising for money borrowed by the Borrower or any of its Subsidiaries, whether or not evidenced by any note, indenture or agreement (including, without limitation, the Note and any indebtedness for money borrowed from an Affiliate) and (ii) all indebtedness, liabilities and obligations of others (including an Affiliate) now existing or hereafter arising for money borrowed with respect to which the Borrower or any of its Subsidiaries has become liable by way of a guarantee or indemnity.

      "INITIAL DIP FINANCING ORDER" shall mean the initial order of the Bankruptcy Court approving this Agreement and the transactions contemplated hereby and making a determination that the Lender is making loans pursuant to this credit facility in good faith pursuant to Section 364(e) of the Bankruptcy Code, which order shall be substantially in the form of Exhibit C hereto.

      "INSURANCE GROUP" shall mean the holders of claims against the Borrower described as "Class 2 Claims" in the form of Reorganization Plan attached as Exhibit I hereto.

      "INTERCOMPANY AGREEMENTS" shall have the meaning set forth in Section 3.12(b).

      "INTERCOMPANY DEBT" shall have the meaning set forth in Section
3.12(a).

      "INTERCOMPANY NOTE" shall mean a promissory note payable by an Affiliate to the Borrower or a Guarantor evidencing Intercompany Debt (which Intercompany Debt may be in the nature of a revolving loan).

      "INVENTORY" shall mean any "inventory," as such term is defined in the Uniform Commercial Code as in effect from time to time in the State of New York now or hereafter owned or acquired, whenever located, and, in any event, including all inventory, merchandise, goods and other personal property that are held by or on behalf of a Person for sale or lease or to be furnished under a contract of service, in each case in the ordinary course of business.

      "INVESTMENT" in any Person shall mean:

            (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and

            (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than (i) any such deposit securing obligations under real or personal property leases or securing obligations to utilities, in each case in the ordinary course of business and (ii) any such advance, loan or extension of credit representing the purchase price of inventory or supplies purchased, or services rendered, in the ordinary course of business upon payment terms consistent with past practice in similar transactions) or guarantee or assumption of, or other contingent obligation with respect to, Indebtedness for Borrowed Money or other liability of such Person, except as expressly permitted by
      Section 7.2 or 7.4; and

            (c) (without duplication of the amounts included in (a) and (b) above) any amount that may, pursuant to the terms of such investment, be required to be paid, deposited, advanced, lent or extended to or guaranteed or assumed on behalf of such Person.

      "LIEN" means any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction of an obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

      "LINES OF CREDIT" shall have the meaning set forth in Section 7.2(b) hereof.

      "LOAN" shall have the meaning set forth in Section 2.1(a) hereof.

      "LOAN COMMITMENT" shall have the meaning set forth in Section 2.1(a) hereof.

      "LOAN DOCUMENTS" shall mean this Agreement, the Note, the Pledge and Security Agreement, each Guarantor Security Agreement and each other agreement, document and instrument referred to herein or therein.

      "LOCKBOXES" shall have the meaning set forth in Section 2.8(c) hereof.

      "MATERIAL GUARANTOR" shall mean each Guarantor with total assets, determined in accordance with Generally Accepted Accounting Principles, of not less than $10,000,000.

      "MATURITY DATE" shall mean the earliest of (i) the date that is 364 days after the date of entry of the Initial DIP Financing Order; (ii) Effective Date of the Reorganization Plan; (iii) termination of the Loan Commitment and repayment in full of the Obligations; or (iv) such earlier date as provided in
Section 8.1 hereof.

      "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in ERISA
Section 4001(a)(3).

      "NET CASH PROCEEDS" shall mean, with respect to the sale, lease, transfer or disposition of any asset, tangible or intangible, now existing or hereafter acquired, by the Borrower or a Guarantor from and after the date hereof, the aggregate amount of cash received (including cash payments received by way of deferred payment pursuant to any note or installment receivable or otherwise) and state and federal income tax refunds attributable to such sale, lease, transfer or disposition, but in each case only as and when received) by the Borrower or such Guarantor in respect of such transaction, minus the sum of
(i) reasonable fees and commissions incurred in connection with such transaction and not payable to an Affiliate, (ii) taxes (other than income or capital gains taxes) incurred in connection with such transactions, (iii) employee severance costs incurred in connection with the sale, lease, transfer or disposition of such assets to the extent such costs are due and payable within ninety (90) days following such transaction, (iv) fixed liabilities, determined in accordance with Generally Accepted Accounting Principles, retained by the Borrower or such Subsidiary in connection with such sale, lease, transfer or disposition to the extent such liabilities are due and payable within ninety (90) days following such transaction and

(v) if such sale or disposition relates to the assets of a Core Collateral Subsidiary, Indebtedness for Borrowed Money of such Core Collateral Subsidiary permitted by this Agreement to the extent such Indebtedness for Borrowed Money is required by its terms to be repaid upon such sale or disposition.

      "NOTE" shall have the meaning set forth in Section 2.2 hereof.

      "OBLIGATIONS" shall mean all now existing or hereafter arising debts, obligations, covenants and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due or payable to the Lender by or from the Borrower and the Guarantors arising out of this Agreement or any other Loan Document, including, without limitation, all obligations to repay principal of and interest, including without limitation Additional Interest, on all Loans and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to the Borrower and the Guarantors under the Loan Documents, whether or not evidenced by any note or other instrument.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation.

      "PENSION PLAN" shall mean, at any time, any Plan (including a Multiemployer Plan), subject to the funding requirements of ERISA Section 302 or Code Section 412, which requirements are, or at any time within the six years immediately preceding the time in question were, in whole or in part, the responsibility of the Borrower, any Guarantor or any ERISA Affiliate.

      "PERMITTED DISPOSITION" shall mean the sale, lease, transfer or disposition by the Borrower or a Guarantor of (i) Inventory in the ordinary course of business, (ii) machinery and equipment (a) that is obsolete, damaged or no longer used or useful in the conduct of the business of the Borrower or a Guarantor and the disposition of which is in the ordinary course of business or
(b) that is replaced with comparable machinery or equipment, (iii) the capital stock of a Software House Subsidiary and (iv) other assets, provided that the aggregate fair market value of all assets sold, leased, transferred or disposed by the Borrower and all Guarantors as provided in this clause (iv) from and after the date of this Agreement shall not exceed $500,000.

      "PERMITTED LIEN" shall mean:

            (a) any Lien upon assets of the Borrower existing on the Petition Date;

            (b) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by the Borrower or the Guarantors by appropriate proceedings and for which adequate reserves in accordance with Generally Accepted Accounting Principles have been established by the Borrower or the Guarantors;

            (c) any mechanic's, materialman's, carrier's, warehousemen's or similar Liens for sums not yet due or being contested in good faith by the Borrower or the Guarantors by appropriate proceedings and for which adequate reserves in accordance with Generally Accepted Accounting Principles have been established by the Borrower or the Guarantors;

            (d)   Liens in favor of the Lender under the Loan Documents;

            (e) easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of the Borrower or the Guarantors incurred in the ordinary course of business which individually or in the aggregate are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of the Guarantors;

            (f) Liens (other than Liens imposed on any property of the Borrower or the Guarantors or any ERISA Affiliate pursuant to ERISA or section 412 of the Code) incurred or deposits made in the ordinary course of business, including Liens in connection with workers' compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, appeal bonds (in the case of appeal bonds such Lien shall not secure any reimbursement or indemnity obligation in an amount greater than $250,000), bids, leases that are not capitalized leases, sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Borrower or any of the Guarantors;

            (g) Liens existing upon the date hereof as set forth in Schedule 1.1(b) hereto and the extensions, renewal or replacement of any such Lien without any increase in the indebtedness secured by such Lien or the assets subject to such Lien, except as expressly contemplated by Schedule 1.1(b);

            (h) Liens arising as a matter of law or equity or contractually as set forth on Schedule 1.1(b) securing the obligations of the Borrower and its Subsidiaries under now existing or hereafter established performance and payment bonds.

      "PERSON" shall mean any individual, corporation, partnership, joint venture, association, company or entity.

      "PETITION DATE" shall have the meaning set forth in the recitals hereto.

      "PLAN" means an employee benefit plan as defined in Section 3(3) of ERISA, other than a Multiemployer Plan.

      "PLEDGE AND SECURITY AGREEMENT" shall mean the Pledge and Security Agreement, dated as of the date hereof, between the Borrower and the Lender in the form of Exhibit E hereto.

      "POST-PETITION" shall mean and refer to any time on or after the Petition Date.

      "POTENTIAL DEFAULT" shall mean an event that with the giving of notice or lapse of time or both would become an Event of Default.

      "PRE-PETITION" shall mean and refer to any time prior on the Petition
Date.

      "PRE-PETITION SECURED OBLIGATIONS" shall mean all obligations owing by the Borrower to any lender incurred Pre-Petition repayment for which is secured by any assets of the Borrower.

      "PROHIBITED TRANSACTION" means a transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

      "REGULATION" means any statute, law, ordinance, regulation, order or rule of any foreign, federal, state, local or other government or governmental body, including, without limitation, those covering or related to banking, financial transactions, securities, public utilities, environmental control, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wages and hours, employee benefits, and price and wage control matters.

      "REORGANIZATION PLAN" shall mean a plan of reorganization in the Case.

      "REPORTABLE EVENT" means, with respect to a Pension Plan: (a) any of the events set forth in ERISA Sections 4043(b) (other than a reportable event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations) or 4063(a) or the regulations thereunder, (b) an event requiring the Borrower, any Guarantor or any ERISA Affiliate to provide security to a Pension Plan under Code Section 401(a)(29) and (c) any failure by the Borrower, any Guarantor or any ERISA Affiliate to make payments required by Code Section 412(m).

      "SOFTWARE HOUSE SUBSIDIARIES" shall mean (i) JWP Energy Products,
Inc., (ii) JWP/MEC Corp., (iii) JWP Pacific International, Inc., (iv) JWP Telecom Inc., (v) JWP Telephone Services, Inc., (vi) Standard Telecommunications, Inc., (vii) Standard Telecommunications Equipment, Inc.,
(viii) University Technical Services, Inc., (ix) University Energy Services of California, Inc., (x) JWP Telecommunications, Inc and (xi) JWP Technical Services of Guam, Inc.

      "SOLVENT" shall mean that the aggregate present fair saleable value of a Person's assets is in excess of the total amount of its probable liability on its existing debts as they become absolute and matured, such Person has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and such Person has capital adequate to conduct the business in which it is presently or is about to engage in.

      "SUPER-PRIORITY CLAIM" shall mean a claim against the Borrower in the Case that is an administrative claim having priority over any or all administrative expenses of the kind specified in Section 503(b) and 507(a) and
(b) of the Bankruptcy Code.

      "SUPER-PRIORITY LIEN" shall mean a Lien established pursuant to
Section 364(d) of the Bankruptcy Code securing a Super-Priority Claim.

      "SUBSIDIARY" shall mean any Person at least 50% of the voting stock of which is held, directly or indirectly, by the Borrower.

      "TERMINATION EVENT" means, with respect to a Pension Plan: (a) a Reportable Event, (b) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under ERISA Section 4041(e), (c) the institution of proceedings to terminate a Pension Plan under ERISA Section 4042 or (d) the appointment of a trustee to administer any Pension Plan under ERISA
Section 4042.

      "TRANSACTION" shall mean the establishment of the facility contemplated by this Agreement.

      "UNFUNDED PENSION LIABILITIES" means, with respect to any Pension
Plan at any time, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, over the fair market value of Pension Plan assets.

      "UNRECOGNIZED RETIREE WELFARE LIABILITY" means, with respect to any Plan that provides post-retirement benefits other than pension benefits, the amount of the accumulated post-retirement benefit obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, as of the most recent valuation date, which has not previously been recognized. Prior to the date such statement is applicable to the Borrower or any Guarantor, such amount of the obligation shall be based on an estimate made in good faith. For purposes of determining the aggregate amount of the Unrecognized Retiree Welfare Liability, Plans maintained by a Subsidiary that is not otherwise a ERISA Affiliate shall be taken into account.

      1.2   ACCOUNTING TERMS.  All accounting terms used herein shall
            ----------------
be construed in accordance with Generally Accepted Accounting Principles.

II.  THE CREDIT
     ----------

      2.1   THE LOANS.
            ---------

            (a) Subject to the terms and conditions hereof, the Lender agrees to make revolving credit loans (collectively called the "LOANS" and individually a "LOAN") to the Borrower from time to time during the period commencing on the date hereof and ending on the Maturity Date in outstanding principal amounts not to exceed at any time in the aggregate $35,000,000 (the

"Loan Commitment"); provided, however, that the amount of the first
                    --------  -------
Loan hereunder shall not exceed $15,000,000.

            (b) Except a Loan that exhausts the full remaining amount of the Loan Commitment, each Loan when made shall be in an amount at least equal to $5,000,000 or, if greater, then in such minimum amount plus $100,000 multiples.

            (c) Within the limits of the Loan Commitment the Borrower may borrow, prepay (in accordance with Section 2.7) and reborrow Loans, provided that total the number of borrowings hereunder (including the
- - - - - - - - - --------
initial Loan) shall not exceed five. All Loans shall, in any event, be repaid by the Borrower on the Maturity Date.

            (d) The Borrowers shall not be entitled to borrow under this Agreement more than thirty (30) days following entry of the Bankruptcy Court's order confirming the Borrower's Reorganization Plan.

      2.2   THE NOTE.  The Loans made by the Lender shall all be
            --------
evidenced by a single promissory note of the Borrower (the "NOTE") in principal face amount equal to $35,000,000 payable to the order of the Lender and otherwise in the form attached hereto as Exhibit F. The Note shall be dated the date the first Loan is made and shall bear interest at the rate per annum and be repayable in accordance with the terms hereof and as specified in such Note. The Note shall mature upon the Maturity Date, and, upon maturity, each outstanding Loan evidenced thereby shall be due and payable. The Lender shall maintain records of all Loans evidenced by the Note and of all payments thereon, which records shall be conclusive absent manifest error.

      2.3   FUNDING PROCEDURES.
            ------------------

            (a) Each request for a Loan shall be made not later than 11:00 a.m. (Eastern Standard Time) on a Business Day by notice by telephone to the Lender to the attention of Carol Smith, Wendy Schnipper Clayton or such other person as they shall instruct the Borrower in writing, and by delivery to the Lender of a written request signed by the Borrower, in substantially the form attached hereto as Exhibit G, specifying the date and amount of the Loan to be made and wiring instructions for disbursement of such Loan. Subject to the terms and conditions stated herein, Loans shall be made not more than seven Business Days following receipt by the Lender of a request for such Loan (with the Lender using reasonable efforts to make each such Loan as soon as possible within such period but in no event shall the Lender be required to make a Loan in fewer than seven Business Days following receipt by the Lender of a request for such Loan). No request shall be effective until actually received by the Lender.

            (b) Upon receipt by the Lender of a request for a Loan such request shall not be revocable by the Borrower.

            (c) On the date of a Loan, the Lender shall wire to the bank designated by the Borrower the amount of such Loan in immediately available funds.

      2.4   INTEREST.
            --------

            (a) NON-DEFAULT RATE. Each Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full at the rate of 12% per annum, calculated on the basis of the actual number of days elapsed in a year of 360 days.

            (b)   DEFAULT RATE.

                  (i)   If any Event of Default specified in Section 8.1(a) or
            Section 8.1(d) shall occur; or

                  (ii) If any other Event of Default occurs and the Lender declares the Note to be immediately due and payable;

THEN, the rate of interest applicable to each Loan then outstanding shall be the Default Rate. Unless waived by the Lender, the Default Rate shall apply from the date of the Event of Default until the date such Event of Default is cured, and interest accruing at the Default Rate shall be payable upon demand.

            (c) ADDITIONAL INTEREST. On the Maturity Date, the Borrower shall pay to the Lender, at the option of the Borrower, either (a) the Agreed Percentage of $250,000,000 payable in cash or (b) the Agreed Percentage of each type of consideration issued pursuant to the Reorganization Plan (including each type of equity security, each type of debt instrument or security, all other instruments or securities, cash or other assets) payable in kind; provided, however, that in lieu of delivery of the Agreed Percentage of
- - - - - - - - - --------  -------
the Series B Secured Notes as described in the Reorganization Plan attached as
Exhibit I hereto, the Borrower may deliver cash equal to the face amount of the Agreed Percentage of such securities. The "AGREED PERCENTAGE" shall initially be one percent and shall increase in accordance with Schedule 2.4(c).

      2.5   COMMITMENT FEE.  The Borrower shall pay to the Lender as
            --------------
compensation for the Lender's Loan Commitment a fee (the "COMMITMENT FEE") equal to $500,000, payable on the earlier of (a) ten days following entry by the Bankruptcy Court of the Initial DIP Financing Order and (b) the date of the initial Loan.

      2.6   REDUCTION OR TERMINATION OF LOAN COMMITMENT.
            -------------------------------------------

            (a) NOTICE. The Borrower may at any time, on not less than one Business Days' written notice, terminate or permanently reduce the Loan Commitment, provided that any reduction shall be in the amount of $1,000,000 or a multiple thereof.

            (b) MANDATORY REDUCTION. The Loan Commitment shall be reduced from time to time by the portion, if any, of Net Cash Proceeds received by the Borrower, any Guarantor or any Core Collateral Subsidiary on or after the date hereof that is not (i) proceeds of a

Permitted Disposition or (ii) promptly deposited in the Cash Collateral Account pursuant to Section 7.8.

      2.7   PREPAYMENTS.
            -----------

            (a) MANDATORY PREPAYMENTS. In the event the Loan Commitment is reduced, the Borrower shall, simultaneously with such reduction, make a prepayment of principal and interest in respect of the Loans in such amount as is necessary to assure that the aggregate principal amount of Loans outstanding immediately after such reduction will not exceed the Loan Commitment as reduced. In the event the Loan Commitment is terminated, the Borrower shall, simultaneously with such termination, make a prepayment of all principal of and interest on all Loans, and shall pay all other Obligations then outstanding.

            (b)   VOLUNTARY PREPAYMENTS.  In addition, on one Business
Day's notice to the Lender, the Borrower may, at its option, prepay the Loans in whole at any time or in part from time to time, provided that each partial prepayment shall be in the principal amount of $1,000,000 or, if greater, then in $100,000 multiples.

      2.8   PAYMENTS.
            --------

            (a) INTEREST AND PRINCIPAL. Accrued interest, other than Additional Interest, on all Loans shall be due and payable in arrears on the first Business Day of each month and on the Maturity Date. The principal amount of all Loans then outstanding and Additional Interest shall be due and payable on the Maturity Date.

            (b)   FORM OF PAYMENTS, APPLICATION OF PAYMENTS, PAYMENT
ADMINISTRATION, ETC.   All payments (including prepayments) of principal of
or interest on any Loan and all fees and other amounts payable by the Borrower hereunder shall be made in Dollars and, except as otherwise provided herein, shall be remitted to the Lender by wire transfer to the account set forth opposite its name on the signature page hereof or at such office or account as the Lender shall specify to the Borrower, in immediately available funds not later than 11:00 a.m. (Eastern Time) on the day when due. Whenever any payment is stated as due on a day which is not a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day and interest shall continue to accrue during such extension.

            (c)   DEPOSITARY PROCEDURES.

      (i) From and after the date hereof all receipts and other amounts received by the Borrower or any Subsidiary, other than an Excluded Subsidiary, from any source, including without limitation payments from any account debtor, but excluding funds disbursed by the Borrower to a "zero-balance" account of a Subsidiary to cover such Subsidiary's disbursements in the ordinary course of business drawn on such account, upon receipt, shall be deposited into a depositary account in the name of the Borrower or such Subsidiary and listed on
Schedule 2.8(c) (each, a "DEPOSITARY ACCOUNT"). All available amounts on deposit in any Depositary

Account of the Borrower or such Subsidiary shall be transferred by same-day or next-day wire transfer to one of the concentration depositary accounts listed on Schedule 2.8(c) (each, a "CONCENTRATION ACCOUNT") maintained by the Borrower at NationsBank, N.A. (the "CONCENTRATION BANK") for application in accordance with this Agreement and the Depository Agreement and for use by the Borrower and its Subsidiaries. As of the date of this Agreement, the only depositary accounts maintained by the Borrower and its Subsidiaries, other than the Excluded Subsidiaries, are as set forth on Schedule 2.8(c) hereto.

      (ii) The Borrower and any Subsidiary may close Depositary Accounts and/or open new Depositary Accounts only with prior written notice to the Lender. The Borrower shall not open any new concentration account without the prior written consent of the Lender.

      (iii) The Lender may at any time request that the Concentration Bank confirm the Lender's security interest in the Concentration Account and the funds and items contained therein granted pursuant to the Depositary Agreement.

            (d) NET PAYMENTS. All payments made to the Lender by the Borrower hereunder, under the Note or under any other Loan Document will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the gross or net income of the Lender or its partners (including all interest, penalties or similar liabilities related thereto) pursuant to the laws of the United States of America or any State or political subdivision thereof, or taxing authority of the United States of America or any State or political subdivision thereof, in which the principal office of the Lender is located), and all interest, penalties or similar liabilities with respect thereto (collectively, together with any amounts payable pursuant to the next sentence, "TAXES"). The
Borrower shall also reimburse the Lender, upon the written request of the Lender, for Taxes imposed on or measured by the gross or net income of the Lender or its partners pursuant to the laws of the United States of America (or any State or political subdivision thereof), or the jurisdiction (or any political subdivision or taxing authority thereof) in which the principal office of the Lender is located as the Lender shall determine are payable by the Lender in respect of Taxes paid to or on behalf of the Lender or its partners pursuant to the preceding sentence. If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Loan Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Lender upon request certified copies of tax receipts evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Lender, and reimburse the Lender upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by the Lender or its partners.

      2.9   PRIORITY AND LIENS.
            ------------------

            (a)   The Borrower hereby covenants, represents and warrants that
(i) pursuant to Section 364(c)(1) of the Bankruptcy Code, the Obligations of the Borrower shall constitute allowed super-priority administrative expense claims in the Case having priority over any and all administrative expenses of the kind specified in Section 503(b) and 507(a) and (b) and (ii) pursuant to Section 364(d) of the Bankruptcy Code, the Obligations shall at all times be secured by a Super-Priority Lien (subject to those Liens set forth as item (a)(3) of Schedule 1.1(b) hereto) upon that portion of the Collateral granted by the Borrower pursuant to the Loan Documents. The entry of the Confirmation Order shall not in any manner affect the nature and extent of the Lender's Super-Priority Claim status or Super-Priority Lien upon all the Collateral granted by the Borrower pursuant to the Loan Documents and the DIP Financing Order.

            (b) Upon the maturity (whether by acceleration or otherwise) of any of the Obligations, the Borrower shall immediately pay all such Obligations and the Lender shall be entitled to immediately exercise all remedies available to it under this Agreement or otherwise (including remedies against the Guarantors or any Collateral owned by a Guarantor), all without further application to or order by the Bankruptcy Court.

      2.10  CHANGES IN CIRCUMSTANCES; YIELD PROTECTION.
            ------------------------------------------

            (a) If the Lender shall determine that any law, rule or regulation regarding capital adequacy or the adoption of any law, rule or regulation regarding capital adequacy, which law, rule or regulation is applicable to lending institutions (or their holding companies) generally and not the Lender (or its holding company) specifically, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or its holding company) with any such request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, the Borrower shall promptly pay to the Lender, upon demand, such additional amount or amounts as will compensate the Lender for such reduction.

            (b) Determination by the Lender for purposes of this Section 2.10 of the effect of any change or circumstance referred to above on its costs of making or maintaining Loans or on amounts receivable by it in respect of the Loans, and of the additional amounts required to compensate the Lender in respect of any additional costs, shall be made in good faith and shall be evidenced by a certificate, signed by an officer of the Lender and delivered to the Borrower, as to the fact and amount of the increased cost incurred by or the reduced amount accruing to the Lender owing to such event or events. Such certificate shall be prepared in reasonable detail and shall be conclusive as to the facts and amounts stated therein, absent manifest error.

III. REPRESENTATIONS AND WARRANTIES
     ------------------------------

      The Borrower represents and warrants to the Lender that:

      3.1   ORGANIZATION, STANDING.  The Borrower and each Material
            ----------------------
Guarantor or Core Collateral Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority necessary to own its assets, carry on its business and, if such Subsidiary is a Guarantor, enter into and perform its obligations hereunder and under each Loan Document to which it is a party and (iii) is qualified to do business and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires such qualification except where the failure to be so qualified would not have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Borrower, any Material Guarantor or Core Collateral Subsidiary, or the Borrower and its Subsidiaries taken as a whole.

      3.2   CORPORATE AUTHORITY, ETC.  The making and performance of
            ------------------------
the Loan Documents to which it is a party are within the power and authority of the Borrower, the Material Guarantors and the Core Collateral Subsidiaries and have been duly authorized by all necessary corporate action. The making and performance of the Loan Documents do not and under present law will not require any consent or approval of the Borrower's shareholders or the Board of Directors or shareholders of any Material Guarantor or Core Collateral Subsidiary whose consent or approval has not heretofore been obtained or any other person (other than entry of the Initial DIP Financing Order and the DIP Financing Order or which consent or approval is described on Schedule 3.2 hereto and has been obtained), do not and under present law will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, do not violate any provision of the charter or by-laws of the Borrower or any Material Guarantor or Core Collateral Subsidiary, do not and will not result in any breach of any material agreement, lease or instrument (other than, in the case of the Borrower, Pre-Petition agreements relating to money borrowed) to which the Borrower or any Material Guarantor or Core Collateral Subsidiary is a party, by which it is bound or to which any of its assets are or may be subject, and do not and will not give rise to any Lien upon any of the assets of the Borrower or any Material Guarantor or Core Collateral Subsidiary except in favor of the Lender (other than, in the case of the Borrower, Pre-Petition agreements relating to money borrowed). Further, except as set forth on Schedule 3.2, neither the Borrower nor any Material Guarantor or Core Collateral Subsidiary is in default under any such agreement, lease or instrument (other than, in the case of the Borrower, Pre-Petition agreements relating to money borrowed) except to the extent such default is not likely to have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Borrower, any Material Guarantor or Core Collateral Subsidiary, or the Borrower and its Subsidiaries taken as a whole. Except as set forth on Schedule 3.2, no authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency (other than filings or notices required to perfect any security interests in favor of the Lender) are necessary for the execution, delivery or performance by the Borrower or any Material Guarantor or Core Collateral Subsidiary of any Loan Document to which the Borrower or such Material Guarantor or Core Collateral Subsidiary is a party or for the validity or enforceability thereof.

      3.3   VALIDITY OF DOCUMENTS.  This Agreement is, and each other
            ---------------------
Loan Document when executed and delivered, will be, the legal, valid and binding obligation of the Borrower and each Guarantor that is a party thereto, enforceable against the Borrower and/or such Guarantor in accordance with its terms.

      3.4   LITIGATION.  Except as set forth in Schedule 3.4 hereto, as
            ----------
of the date of this Agreement, there is no action, suit or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, any Subsidiary (other than a Bankrupt Subsidiary) or any assets of the Borrower or any Subsidiary before any court, government agency, or other tribunal, involving claims against the Borrower or any Subsidiary (other than a Bankrupt Subsidiary) that are uninsured, exceed insurance coverage, comprise the deductible portion of any such insurance coverage or are otherwise not expressly accepted for coverage without reservation by any applicable insurer, in each case in an amount in excess of $1,700,000. The status (including the tribunal, the nature of the claim and the amount in controversy) of each such litigation matter as of the date of this Agreement is set forth in such Schedule.

      3.5   ERISA.  The provisions of each Plan in which the Borrower,
            -----
any Guarantor or any ERISA Affiliate participates or to which the Borrower, any Guarantor or any ERISA Affiliate contributes, whether or not they are the sole participant or contributor, comply, in all material respects, with all applicable requirements of ERISA and of the Code, and with all applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No event has occurred with respect to any Plan in which the Borrower, any Guarantor or any ERISA Affiliate participates or to which any of them contributes (hereinafter referred to as a "COVERED PLAN") that constitutes a Reportable Event, or, if such event has occurred, the employer and plan administrator have complied with Section 4043 of ERISA and the regulations thereunder, and have discharged all notification obligations, if any, imposed on either of them by Section 4043 of ERISA, to the extent that the employer or plan administrator has not been relieved of such obligations by regulation or otherwise by the PBGC; there does not exist with respect to any Covered Plan any accumulated funding deficiency within the meaning of Section 412 of the Code nor has there been issued either a variance or a waiver of the minimum funding standards imposed by the Code with respect to any Covered Plan, nor are there any excise taxes due or hereafter to become due under Section 4971 of the Code with respect to the funding of any covered Plan for any plan year or fiscal period ending prior to the date hereof; except as described on Schedule 3.5, no Covered Plan to which Section 4021 of ERISA applies has been terminated or, if such termination has occurred, the requirements of ERISA Sections 4041 and 4044 have been satisfied and the Internal Revenue Service has issued a letter of determination that the Covered Plan met the requirements of Code Section 401(a) at the time of such termination; no Covered Plan has incurred any liability to the PBGC under Sections 4062, 4063 or 4064 of ERISA which has not been satisfied or discharged; and, to the best knowledge of the Borrower or any Guarantor, no Covered Plan has engaged in any Prohibited Transaction. Except as described on
Schedule 3.5, none of the Borrower, any Guarantor or any ERISA

Affiliate has withdrawn from any Multiemployer Plan or incurred any withdrawal liability within the meaning of Section 4201 of ERISA which has not been fully satisfied. As of the date hereof, except as described on Schedule 3.5, there are no actual or potential withdrawal liability payments for withdrawals that have occurred, as determined in accordance with Title IV of ERISA, by the Borrower, any Guarantor or any ERISA Affiliate with respect to all Multiemployer Plans. Except as described on Schedule 3.5, as of the date of this Agreement, none of the Borrower, any Guarantor or any ERISA Affiliate has established or maintained any Plan or arrangement which provides post-employment welfare benefits or coverage (other than (i) severance benefits or (ii) health care benefits as required pursuant to Section 4980B of the
Code). Except as described on Schedule 3.5, as of the date of this Agreement, none of the Borrower, any Guarantor or any ERISA Affiliate has ever established, maintained or contributed to, or has any liability, actual or contingent, with respect to, a Plan subject to Title IV of ERISA. The Borrower, each Guarantor and each ERISA Affiliate has, as of the date of this Agreement, made all contributions or payments to or under each such Plan required by law or the terms of such Plan.

      3.6   FINANCIAL STATEMENTS.  Except as set forth on Schedule 3.6,
            --------------------
the unaudited consolidated financial statements of the Borrower and its Subsidiaries as of and for the fiscal years ending December 31, 1992 and December 31, 1991, consisting in each case of a balance sheet, a statement of operations, a statement of shareholders' equity, a statement of cash flows and accompanying footnotes, and the interim unaudited consolidated financial statements of the Borrower and its Subsidiaries as of September 30, 1993 and September 30, 1992 furnished to the Lender in connection herewith (the "FINANCIAL STATEMENTS"), present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its Subsidiaries as of the dates and for the periods referred to, in conformity with Generally Accepted Accounting Principles (subject, in the case of interim statements, to changes resulting from audits and year-end adjustments). There are no liabilities, fixed or contingent, which are not reflected in such financial statements, other than liabilities which are not required to be reflected in such balance sheets and which do not have a material impact on the financial statements taken as a whole. Other than the commencement of the Case, entry of the order for relief therein or as otherwise disclosed to the Lender in writing, there has been no material adverse change in the business, operations or assets or condition (financial or otherwise) of the Borrower or any of the Guarantors since September 30, 1993. The Schedule of Position on Contracts, Bonded and Unbonded, as of September 30, 1993 as to the Borrower and each of its Subsidiaries provided by the Borrower to the Lender is true, complete and correct in all material respects as of the date thereof (subject to changes resulting from audits and annual and quarterly adjustments). The management of the Borrower believes that the fiscal year 1994-1997 projections of the consolidated and consolidating balance sheet, consolidated statement of income and consolidated statement of cash flow for the Borrower and its Subsidiaries dated January 25, 1994 (the "FINANCIAL PROJECTIONS") are presented on a basis consistent with Generally Accepted Accounting Principles as applied to the historical financial statements of the Borrower and its Subsidiaries and, to the knowledge of the Borrower and based upon the assumptions attached thereto, presents fairly, in all material respects, the anticipated balance sheet, income and cash flow of the Borrower and its Subsidiaries as of the dates and for the periods referred to therein.

      3.7   USE OF PROCEEDS.  The proceeds of the loans shall be used
            ---------------
only (i) for general working capital of the Borrower (including the payment of administrative expenses in the Case, not in excess of $1,000,000, consisting of fees and expenses of attorneys, financial advisor and accountants of the Borrower and an amount not in excess of $500,000, consisting of fees and expenses of professionals appointed to represent the statutory committee of unsecured creditors to be appointed in the Case) (ii) to fund loans giving rise to Intercompany Debt to be made by the Borrower to the Guarantors to the extent permitted by Section 7.2(j), which Intercompany Debt shall be used by the Guarantors for general working capital and to fund loans giving rise to Intercompany Debt to be made by the Guarantors to Subsidiaries to the extent permitted by Section 7.2(j) and (iii) to pay fees and expenses incurred in connection with the Loan Documents. In no event shall the proceeds of any Loan be used by the Borrower to provide loans or other distributions to any Excluded Subsidiary or to any Subsidiary that is not Solvent at the time of such loan or distribution from the Borrower.

      3.8   NOT IN DEFAULT.  No Event of Default or Potential Default
            --------------
under any Loan Document has occurred and is continuing.

      3.9   TAXES.  Except as set forth on Schedule 3.9, the Borrower
            -----
and each Subsidiary (other than a Bankrupt Subsidiary) has filed all federal, state, local and foreign tax returns and reports which it is required by law to file and has paid all taxes, including wage taxes, assessments, withholdings and other governmental charges which are presently due and payable (other than those being contested in good faith by appropriate proceedings). The tax charges, accruals and reserves reflected on the Financial Statements relating to taxes that have accrued but are not presently due and payable are in accordance with Generally Accepted Accounting Principles. The Borrower is a member of an affiliated group of corporations filing consolidated returns for United States federal income tax purposes, and is the "common parent" of such group.

      3.10  PERMITS, LICENSES, ETC.  The Borrower and each Material
            ----------------------
Guarantor and Core Collateral Subsidiary possesses all permits, licenses, franchises, trademarks, trade names, copyrights and patents necessary to the conduct of its business as presently conducted or as presently proposed to be conducted, except where the failure to possess the same is not likely to have a material effect on the financial condition, operations or assets of the Borrower, any Material Guarantor or Core Collateral Subsidiary or the Borrower and its Subsidiaries taken as a whole.

      3.11  COMPLIANCE WITH LAWS.
            --------------------

            (a) Except as set forth on Schedule 3.11 hereto, the Borrower and each Material Guarantor or Core Collateral Subsidiary is in compliance in all material respects with all Regulations applicable to its business (including obtaining all authorizations, consents, approvals, orders, licenses, exemptions from, and making all filings or registrations or qualifications with, any court or governmental department, public body or authority, commission, board, bureau, agency, or instrumentality), the noncompliance with which is likely to have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Borrower, any Material Guarantor or Core Collateral Subsidiary or the Borrower and its Subsidiaries taken as a whole.

            (b) Except as set forth on Schedule 3.11 hereto, the Borrower and each Subsidiary has obtained all permits, licenses and other authorizations required under any Regulation relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes except where the failure to possess the same is not likely to have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Borrower, any Material Guarantor or Core Collateral Subsidiary or the Borrower and its Subsidiaries taken as a whole. Except as set forth on Schedule 3.11 hereto, the Borrower and each Subsidiary is in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance in all respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Regulation, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder which has the force of law, the failure to comply with which is likely to have a material adverse effect on the business, operations, assets or conditions (financial or otherwise) of the Borrower, any Material Guarantor or Core Collateral Subsidiary or the Borrower and its Subsidiaries taken as a whole. Except as described on Schedule 3.11 hereto the Borrower is not aware of, nor has received written notice of, any past or present events, conditions, circumstances, activities, practices, incidents or actions which may interfere with or prevent compliance or continued compliance with those laws or with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder which has the force of law, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste, except where such events, conditions, circumstances, activities, practices, incidents or actions are not likely to have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Borrower, any Material Guarantor or Core Collateral Subsidiary or the Borrower and its Subsidiaries taken as a whole.

      3.12  AMOUNTS OWED TO OR FROM AFFILIATES; INTERCOMPANY
            -------------------------------------------------
AGREEMENTS.
- - - - - - - - - ----------

            (a) AFFILIATES. Except as disclosed on Schedule 3.12, as of December 31, 1993, there is not outstanding and unpaid any debt, loan, advance, guaranty or investment (i) by the Borrower or any Guarantor to or for the benefit of any Affiliate or (ii) to the Borrower or any Guarantor from any Affiliate (collectively, "INTERCOMPANY DEBT") and Schedule 3.12 further sets forth the amount of Intercompany Debt of the Software House Subsidiaries as of February 13,

1994, and since September 30, 1993, there has not been paid by the Borrower or any Guarantor to or for the benefit of any Affiliate any amount for management, administrative, operational, consulting, brokerage or other services other than services provided in the ordinary course of business on terms that could be obtained on an arm's-length basis with a Person that is not an Affiliate and other than compensation paid to officers and directors of the Borrower and of the Subsidiaries in the ordinary course of business. None of the Borrower and the Guarantors has prepaid to or for the benefit of any Affiliate any Intercompany Debt or amount for management, administrative, operational, consulting, brokerage or other services. All Intercompany Debt owing to the Borrower or any Guarantor from any Affiliate is evidenced by an Intercompany Note.

            (b)   INTERCOMPANY AGREEMENTS.  Except as disclosed on Schedule
3.12 hereto as of the date of this Agreement, there are no agreements between the Borrower or any Guarantor and any Affiliate relating to the extension of any funds to the Borrower or any Guarantor, the sharing of any costs among the Borrower, the Guarantors and any Affiliate or the provision of any management, administrative, operational, consulting, brokerage or other services to the Borrower or any Guarantor ("INTERCOMPANY AGREEMENTS").

            (c) DIVIDENDS. Except as disclosed on Schedule 3.12 hereto, during the period from September 30 1993 through the date of this Agreement, neither the Borrower, any Guarantor nor any Core Collateral Subsidiary declared or paid any dividend on, or purchased, redeemed, retired or otherwise acquired for value, any of the Borrower's, Guarantor's or Core Collateral Subsidiaries' capital stock then outstanding, returned any capital stock to its stockholders, or made any distribution with respect to its shares, whether in cash, property or obligations, except to the Borrower and the Guarantors.

      3.13  TITLE TO ASSETS.  The Borrower, each Guarantor and each
            ---------------
Core Collateral Subsidiary has good and marketable title to all of its properties and assets, free and clear of all Liens, other than Permitted Liens.

      3.14  INSURANCE AND SURETY BONDS.  The Borrower and each
            --------------------------
Subsidiary (other than a Bankrupt Subsidiary) have at their own cost and expense obtained in commercially reasonable kind and form and with reputable insurers, all risk of physical loss or damage insurance covering the assets of the Borrower and its Subsidiaries wherever the same may be located, insuring against the risks of fire, explosion, theft and such other risks as are prudently insured against by corporations engaged in the same business and similarly situated with the Borrower and its Subsidiaries (and specifically including vandalism, malicious mischief coverage, loss overboard and breakage), in an amount usually carried by corporations engaged in the same business and similarly situated with the Borrower and its Subsidiaries. Set forth on
Schedule 3.14 is a complete and correct list, as of December 31, 1993, of the "backlog" of those contracts of the Borrower and the Subsidiaries then subject to bonding. Except as set forth on Schedule 3.14 and other than the obligations of the principal of all bonds relating to contracts of the Borrower and the Subsidiaries, the guaranty by the Borrower of the obligations of the Subsidiary thereunder and the liability of any Excluded Subsidiary under any letters of credit issued in support thereof, there are no letters of credit or other financial accommodations securing the Borrower's or any

Subsidiary's obligations under such bonds. To the knowledge of the Borrower, St. Paul Seaboard ("Seaboard"), Cigna, or comparable successor bonding companies, are making available to the Borrower and its Subsidiaries performance and payment bonds required for the conduct in the ordinary course of business of the Borrower and the Subsidiaries.

      3.15  SUBSIDIARIES, ETC.  Set forth in Schedule 3.15 hereto is a
            ------------------
complete and correct list, as of the date of this Agreement, of all Subsidiaries (including, as to each Guarantor, its respective jurisdiction of incorporation and the location of its chief executive office), and of all Investments held by the Borrower and any of the Guarantors in any joint venture or other Person, other than joint ventures or similar pooling of efforts in respect of a specific project or series of related specific projects for a limited or fixed duration to conduct a business of the type in which the Borrower or such Guarantor is presently engaged consistent with past practice ("JOINT VENTURES"). Except as disclosed in Schedule 3.15 hereto, as of the date hereof, the Borrower owns, directly or through a Subsidiary, free and clear of Liens, all outstanding shares of each Subsidiary (including without limitation each Guarantor) and all such shares are validly issued, fully paid and non-assessable other than in the case of New York corporations under
Section 630 of the New York Business Corporation Law, and the Borrower (or the respective Subsidiary) also owns, free and clear of Liens, all such Investments. Schedule 3.15 also sets forth as to each Subsidiary the number of shares of each class of such capital stock issued and outstanding and held in treasury and the record and beneficial owners of all such issued and outstanding shares. Except as set forth on Schedule 3.15, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable other than, in the case of New York corporations, under Section 630 of the New York Business Corporation Law and held free and clear of all Liens whatsoever, and there are no outstanding subscriptions, options, warrants, calls, conversion or exchange rights, commitments or agreements of any character obligating any Subsidiary to issue, deliver or sell additional shares of its capital stock of any class or any securities convertible into or exchangeable for any such capital stock. Except as described on Schedule 3.15, the pledge by the Borrower or any Subsidiary of the capital stock of any Subsidiary, and the granting by any Subsidiary of a guaranty of the Obligations, which guaranty would be secured by a lien upon its assets, does not and under present law will not require any consent or approval of the Borrower's or any Subsidiary's shareholders or any person (other than entry of the DIP Financing Order and consents of shareholders obtained prior to the date hereof), does not and under present law will not violate any law, rule, regulation order, writ, judgment, injunction, decree, determination or award, does not violate any provision of the charter or by-laws of the Borrower or any Subsidiary and does not and will not result in any breach of any material agreement, lease or instrument to which the Borrower or any Subsidiary is a party, by which it is bound or to which any of its assets are or may be subject. Each Bankrupt Subsidiary is currently in a chapter 7 proceeding under the Bankruptcy Code or similar liquidation proceeding, or is a company whose sole asset is the capital stock of a company in such a proceeding. Each Subsidiary that is not a Guarantor, an Excluded Subsidiary, a Software House Subsidiary or a Bankrupt Subsidiary has total assets, computed in accordance with Generally Accepted Accounting Principles, not in excess of $200,000 or, in the case of Defender Indemnity, Ltd., has assets consisting solely of claims against the Borrower.

      3.16  PATENTS, TRADEMARKS, ETC.  The Borrower and each
            ------------------------
Material Guarantor and Core Collateral Subsidiary owns or possesses all patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business as now and presently planned to be conducted without known conflict with the rights of others, and
Schedule 3.16 lists all patents and trademarks owned by the Borrower and any Material Guarantor and Core Collateral Subsidiary, indicating the owner thereof.

      3.17  ACCOUNTS.   The Accounts of the Borrower and each Material
            --------
Guarantor and Core Collateral Subsidiary are bona fide Accounts created in the ordinary course of business. The reserves for non-payment of the Accounts reflected on the Financial Statements are in accordance with Generally Accepted Account Principles.

      3.18  INVENTORY.
            ---------

                  (i)   Condition.  All Inventory of the Borrower and each
                        ---------
            Material Guarantor and Core Collateral Subsidiary is in substantially good condition, meets all material standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale, and is currently either usable or salable in the normal course of the Borrower's or the applicable Material Guarantor's or Core Collateral Subsidiary's business, except to the extent reserved against in the Financial Statements or as otherwise disclosed to the Lender.

                  (ii)  Location.  To the best of the Borrower's knowledge,
                        --------
            substantially all Inventory of the Borrower and each Material Guarantor or Core Collateral Subsidiary is located on the premises set forth on Schedule 3.15, is Inventory in transit to one of such locations or is at the site of work currently being performed by the Borrower or such Material Guarantor or Core Collateral Subsidiary, except as otherwise disclosed in writing to the Lender.

      3.19  EQUIPMENT.  Substantially all of the Equipment of the
            ---------
Borrower and each Material Guarantor and Core Collateral Subsidiary is in good order and repair in all material respects and is located on the premises set forth on Schedule 3.15 or is at the site of work currently being performed by the Borrower or such Material Guarantor or Core Collateral Subsidiary.

      3.20  REAL PROPERTY.  All real property owned by the Borrower and
            -------------
each Material Guarantor and Core Collateral Subsidiary, other than an Excluded Subsidiary, is described on Schedule 3.20.

      3.21  CORPORATE AND FICTITIOUS NAMES.  Except as otherwise
            ------------------------------
disclosed on Schedule 3.15, during the five-year period preceding the date hereof, none of the Borrower, the Material

Guarantors nor any predecessor thereof has been known as or used any corporate or fictitious name other than the respective corporate names of such Persons on the date hereof.

      3.22  DISCLOSURE GENERALLY.  The representations and statements
            --------------------
made by or on behalf of the Borrower or any Material Guarantor or Core Collateral Subsidiary in connection with this credit facility and each Loan hereunder, including representations and statements in each of the Loan Documents and representations and statements made to the Bankruptcy Court, do not contain any untrue statement of material fact. To the best of Borrower's knowledge, no written information, exhibit, report or financial statement furnished by the Borrower or any Guarantor to the Lender in connection with this Agreement, the Loans or any Loan Document or to the Bankruptcy Court in connection with the Case, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

IV. SECURITY.
    --------

      4.1   SECURITY DOCUMENTS.  Upon entry of the DIP Financing Order
            ------------------
and without any further action being required other than filings under the Uniform Commercial Code of various states and delivery to the Lender of shares of stock, notes and other securities constituting Collateral to be pledged pursuant to the terms hereof, the Loan Documents will create and grant to the Lender a valid, perfected and enforceable security interest in and lien upon the Collateral, securing the Obligations, which security interest, in the case of the security interest granted by the Borrower, is a Super-Priority Claim, and no Person, including without limitation any Person that currently provides or shall hereafter provide to the Borrower or any Subsidiary payment or performance bonds, will have any right, title or interest in or to the Collateral that is, or that shall hereafter be, prior, paramount, superior or equal to the right, title or interest of the Lender therein or thereto, other than (i) with respect to Collateral granted by the Borrower, those Liens set forth as item (a)(3) of Schedule 1.1(b) hereto and (ii) with respect to Collateral granted by the Guarantors, (a) Liens expressly permitted by Section
7.3 and (b) nothing in this Agreement affects or is intended to affect the rights, if any, of Persons currently, heretofore or hereafter providing payment or performance bonds to any Subsidiary. Lender agrees that its liens and Super Priority Claim shall be subject to a carve-out of a sum, not in excess of $1,000,000, to secure the payment of fees and expenses of attorneys, financial advisor and accountants of the Borrower incurred in connection with the Case and a sum, not in excess of $500,000, to secure the payment of fees and expenses of professionals appointed to represent the statutory committee of unsecured creditors to be appointed in the Case.

      4.2   RELEASE OF COLLATERAL.
            ---------------------

            (a) Upon the payment in full of the entire principal balance and all interest in respect of the Note and the payment in full of all other Obligations, and the termination of the Loan Commitment, the Lender shall release its lien and security interest in the Collateral and shall do such things as are reasonably requested by the Borrower and the Guarantors to effect such release.

            (b)   Upon the disposition of any Collateral in compliance with
Section 7.8, such Collateral is hereby released by the Lender from its security interest, and the Lender shall do such things as are reasonably requested by the Borrower and such Guarantors to evidence such release. In addition, upon receipt by the Lender of evidence that any liability directly relating to Collateral disposed in compliance with Section 7.8, other than a Permitted Disposition, is then currently due and payable but was not deducted from the proceeds of such disposition to determine Net Cash Proceeds, the Borrower shall release funds equal to the amount of such liability, not in excess of the Net Cash Proceeds of such disposition, from the Cash Collateral Account.

            (c) All costs (including attorneys' fees) of the preparation, execution and filing of any documents or the taking of any steps to release or terminate such security interests shall be for the account of the Borrower and shall be included in the Obligations.

V.  CONDITIONS PRECEDENT.
    --------------------

      5.1   CONDITIONS TO FIRST LOAN.  The obligation of the Lender to
            ------------------------
make the first Loan hereunder is conditioned upon the following:

            (a) ARTICLES, BYLAWS. The Lender shall have received copies of the Articles or Certificates of Incorporation (or in the case of any foreign company, other equivalent document) and Bylaws (or in the case of any foreign company, other equivalent document) of the Borrower and each Guarantor, certified by the secretary or assistant secretary of the Borrower.

            (b) EVIDENCE OF AUTHORIZATION. The Lender shall have received certified copies of all corporate or other action taken by each Person other than the Lender who is a party to any Loan Document to authorize its execution and delivery and performance of the Loan Documents and to authorize the Loans hereunder, together with such other related papers as the Lender shall reasonably require.

            (c) LEGAL OPINIONS. The Lender shall have received a favorable written opinion of Stroock & Stroock & Lavan, counsel for the Borrower, and the General Counsel of the Borrower who shall have acted as counsel for the Guarantors, which shall be addressed to the Lender and be dated the date of the first Loan, in substantially the form attached as Exhibit H hereto, and such other legal opinion or opinions as the Lender may reasonably request.

            (d) INCUMBENCY. The Lender shall have received a certificate signed by the secretary or assistant secretary of each corporate signatory to the Loan Documents other than the Lender, together with the true signature of the officer or officers authorized to execute and deliver the Loan Documents and certificates thereunder, upon which the Lender shall be entitled to rely conclusively until the Lender shall have received a further certificate of the appropriate secretary or assistant secretary amending the prior certificate and submitting the signature of the officer or officers named in the new certificate as being authorized to execute and deliver Loan Documents and certificates thereunder.

            (e) NOTE. The Lender shall have received an executed Note payable to the order of the Lender and otherwise in the form of Exhibit F hereto. In addition, the Lender shall have received all certificates, instruments and other documents then required to be delivered pursuant to any Loan Documents, in each instance in form and substance reasonably satisfactory to the Lender.

            (f) CONVERSION OF THE CASE. The Lender shall have received a certified copy of the order of the Bankruptcy Court converting the case to a chapter 11 proceeding as well as evidence acceptable to the Lender that neither the Bank Group nor the Insurance Group shall have abandoned support for a Reorganization Plan in substantially in the form of Exhibit I, with such changes as are not in any significant respect adverse to the Lender, either as Lender hereunder or as holder of debt securities of the Borrower (or such other evidence of support of the Reorganization Plan as may be acceptable to the Lender).

            (g) INITIAL DIP FINANCING ORDER. The Lender shall have received a certified copy of the Initial DIP Financing Order that shall have been entered by the Bankruptcy Court, which Initial DIP Financing Order and the making of the first Loan, shall not be subject to any stay pending appeal.

            (h) CONSENTS. The Borrower shall have provided to the Lender evidence satisfactory to the Lender that, in addition to the Initial DIP Financing Order, all governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated hereby, if any, have been obtained and remain in effect.

            (i) CHANGE. Except as disclosed on Schedule 5.1 hereto, no material adverse change shall have occurred in the financial condition, cash flows or operations, including backlog, of the Borrower and its Subsidiaries taken as a whole since September 30, 1993, other than any change falling within a ten percent (10%) variance of the financial condition, cash flow or operations expressly contemplated by the Financial Projections.

            (j) CONTINUED BONDING. Seaboard and Cigna, or any comparable successor bonding companies, are making available to the Borrower and its Subsidiaries performance and payment bonds required for the conduct in the ordinary course of business of the Borrower and the Subsidiaries.

            (k) OTHER AGREEMENTS. The Borrower and the Guarantors shall have executed and delivered all Loan Document required hereunder, including the Pledge and Security Agreement and the Guarantor Security Agreements. The Borrower and the Concentration Bank shall have executed and delivered the Depository Agreement.

            (l)   ABSENCE OF DEFAULTS.  No default by any Material
Guarantor or Core Collateral Subsidiary under any existing material agreements shall exist or occur as a result of consummation of the transactions contemplated hereby, other than as a result of the involuntary bankruptcy proceeding initiated against the Borrower or the conversion by the Borrower of such proceeding to a voluntary chapter 11 proceeding.

            (m) DOCUMENTS. The Borrower shall have delivered and the Lender shall have received a request for a Loan, as provided in Sections 2.1 and 2.3.

            (n) INSPECTION AND MANAGEMENT RIGHTS. The Borrower shall have executed and delivered a letter agreement granting to the Lender certain inspection and management rights in substantially the form of Exhibit J hereto.

            (o) CONCENTRATION ACCOUNTS. The Borrower shall have provided to the Lender evidence satisfactory to the Lender that the Concentration Accounts are established in the name of the Borrower in compliance with Section 2.8(c) hereof.

      5.2 ALL LOANS SUBSEQUENT TO THE FIRST LOAN. The obligation of the Lender to make any Loan after the first Loan is conditioned upon the following:

            (a) DOCUMENTS. The Borrower shall have delivered and the Lender shall have received a request for a Loan, as provided in Sections 2.1 and 2.3.

            (b) COVENANTS; REPRESENTATIONS. Each Person that is a party thereto other than the Lender shall be in compliance in all material respects with all covenants, agreements and conditions in each Loan Document and each representation and warranty contained in each Loan Document shall be true with the same effect as if such representation or warranty had been made on the date such Loan is made, except that any such representation or warranty that relates to a specific date shall be correct as of such date. Also, the Lender shall have received a certificate dated the date of the Loan signed by the chief executive officer, Senior Vice President and Treasurer or Senior Vice President-Finance of the Borrower to the foregoing effect.

            (c) DEFAULTS. After giving effect to such transaction, no Event of Default or Potential Default shall exist.

            (d)   DIP FINANCING ORDER.  Neither the Initial DIP Financing
Order entered prior to the first Loan hereunder nor the form of Reorganization Plan filed by the Borrower as provided in Section 6.11 below shall have been modified, amended or reversed in any significant respect adverse to the Lender, either as Lender or as holder of debt securities of the Borrower, without the written consent of the Lender. In addition, the Bankruptcy Court shall have entered the DIP Financing Order after 15 days' notice as required by Bankruptcy Rule 4001(c)(2), which order, and the making of which Loans, shall not be subject to any stay pending appeal.

            (e) LEGAL PROCEEDINGS. The Lender shall be satisfied that, in its reasonable judgment, there is no (i) injunction, stay, decree or order issued by any court or arbitrator or any governmental body, agency or official or (ii) action, suit or proceeding pending against or affecting, the Borrower or any Material Guarantor or Core Collateral Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision, and, in either case, which in any manner draws into question the validity of any of the Loan Documents, the transactions contemplated hereby and thereby or either of the Initial DIP Financing Order or the DIP Financing Order or which could materially adversely affect the ability of the Borrower or any Material Guarantor or Core Collateral Subsidiary to perform any of their obligations hereunder and thereunder.

            (f) FILING OF REORGANIZATION PLAN. The Borrower shall have filed with the Bankruptcy Court the pre-arranged Reorganization Plan in the form of Exhibit I, with such changes as are not in any significant respect adverse to the Lender, either as a Lender hereunder or as a holder of debt securities of the Borrower, together with the Borrower's Disclosure Statement which shall be in form and substance satisfactory to the Lender.

            (g) CONTINUED BONDING. Seaboard and Cigna, or any comparable successor bonding companies, are making available to the Borrower and its Subsidiaries performance and payment bonds required for the conduct in the ordinary course of business of the Borrower and the Subsidiaries.

            (h)   ABSENCE OF DEFAULTS.  No default by any Material
Guarantor or Core Collateral Subsidiary under any existing material agreements shall exist or occur as a result of consummation of the transactions contemplated hereby, other than as a result of the involuntary bankruptcy proceeding initiated against the Borrower or the conversion by the Borrower of such proceeding to a voluntary chapter 11 proceeding.

            (i) SUPPORT FOR REORGANIZATION PLAN. Neither the Bank Group nor the Insurance Group shall have abandoned support for a Reorganization Plan in the form of Exhibit I, with such changes as are not in any significant respect adverse to the Lender, either as Lender hereunder or as holder of debt securities of the Borrower.

VI. AFFIRMATIVE COVENANTS
    ---------------------

      The Borrower covenants and agrees that, without the prior written consent of the Lender, from and after the date hereof and so long as the Loan Commitments are in effect or any Obligations remain unpaid or outstanding, the Borrower, and, where applicable, each Subsidiary (including each Guarantor but excluding each Bankrupt Subsidiary) will:

      6.1   FINANCIAL STATEMENTS AND REPORTS.  Prepare, maintain and
            --------------------------------
furnish to the Lender the following financial information, except that the information required by subsections (a)(ii), (a)(iv), (b), (c), (e), (g) and
(h) hereof shall be furnished to the Lender only upon request:

            (a) MONTHLY REPORTS. Within thirty (30) calendar days after the end of each month other than the third month of each fiscal quarter, and within forty-five (45) calendar days after the end of the third month of each fiscal quarter, (i) a consolidated balance sheet of the Borrower and the Subsidiaries and related consolidated statements of operations, shareholders' equity and cash flow for such month and for the period from the beginning of the fiscal year to the end of such month, along with consolidating information (subject to changes resulting from audits and annual and quarterly adjustments), (ii) a summary aging of Accounts of the Borrower and each Subsidiary as of the end of such prior month (subject to changes resulting from audits and annual and quarterly adjustments), (iii) a report as to backlog amounts and work-in-progress of all then existing contracts of greater than $1,000,000 of the Borrower and each Subsidiary as of the end of such prior month (subject to changes resulting from audits and annual and quarterly adjustments), and (iv) a report, to the knowledge of the Company, as to the contracts of the Borrower and each Subsidiary subject to bonding, the status of claims made under any existing bonds and the contracts any existing bonding company has declined to bond, in each case as of the end of such prior month, in each case certified by the Senior Vice President and Treasurer or Senior Vice President-Finance of the Borrower. In addition, the Borrower will file with the Bankruptcy Court the information included in clauses (i) and (iii) above at the time such information is furnished to the Lender.

            (b) QUARTERLY STATEMENTS. As soon as available but no later than forty-five (45) calendar days after the end of each fiscal quarter of each fiscal year, other than the fourth quarter of each fiscal year, a consolidated balance sheet of the Borrower and the Subsidiaries and related consolidated statements of operations, shareholders' equity and cash flows for such quarterly period and for the period from the beginning of such fiscal year to the end of such fiscal quarter and a corresponding financial statement for the same periods in the preceding fiscal year certified by the Senior Vice President and Treasurer or Senior Vice President-Finance of the Borrower as having been prepared in accordance with Generally Accepted Accounting Principles (subject to changes resulting from audits and year-end adjustments).

            (c) ANNUAL STATEMENTS. As soon as available but no later than ninety days after the end of each fiscal year, a balance sheet of the Borrower and the Subsidiaries as of the end of such year and the prior year in comparative form, and related statements of operations, shareholders' equity, and cash flows for the Borrower and the Subsidiaries for the fiscal year and the prior fiscal year in comparative form. The financial statements shall be on a consolidated basis and shall include consolidating information. The financial statements shall be in reasonable detail with appropriate notes and be prepared in accordance with Generally Accepted Accounting Principles. The annual financial statements (other than the consolidating information) shall be certified by independent public accountants of the Borrower, if any, and, if none, by the Senior Vice President and Treasurer or the Senior Vice President-Finance and shall be accompanied by a report of such independent certified public accountants (if other than consolidating information), if any, or such Senior Vice President and Treasurer or the Senior Vice President-Finance (if there are no such independent certified public accountants) stating that, in the opinion of such accountants or officer, respectively, such financial statements present fairly, in all material respects, the financial position, and the results of operations and the cash flows of the Borrower and the Subsidiaries for the period then ended in conformity with Generally Accepted Accounting Principles, and that the examination by such accountants, if any, of such financial statements has been made in accordance with generally accepted auditing standards and accordingly and to the extent of any such examination, the examination included, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made, as well as evaluating the overall financial statement presentation. Each financial statement prepared under this subsection (c) (other than the consolidating financial statements) shall be accompanied by a certificate signed by such accountants, if any, and, if none, by the Senior Vice President and Treasurer or Senior Vice President-Finance, either stating that nothing has come to their attention which would cause them to believe that any event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event. In addition to the annual financial statements, the Borrower shall, upon request, furnish to the Lender a copy of each other report submitted to the board of directors of the Borrower by its independent accountants, if any, in connection with any annual, interim or special audit made by them of the financial records of the Borrower or any of the Subsidiaries.

            (d) NO DEFAULT. Within thirty (30) calendar days after the end of each month, a certificate signed by the Senior Vice President and Treasurer or the Senior Vice President-Finance of the Borrower certifying that, to the best of such officer's knowledge, after due inquiry, (i) the Borrower and the Guarantors have complied with all covenants, agreements and conditions in each Loan Document and (ii) no event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by the Borrower.

            (e) ERISA. All reports and forms filed with respect to all Plans, except as filed in the normal course of business and that would not result in an adverse action to be taken under ERISA, and details of related information of a Reportable Event.

            (f) NET CASH PROCEEDS. Promptly upon receipt of Net Cash Proceeds, a certificate of the Senior Vice President and Treasurer or the Senior Vice President-Finance of the Borrower setting forth the details of the transaction giving rise to such Net Cash Proceeds, the details of the calculation of the Net Cash Proceeds and the source thereof. In addition, the Borrower will file with the Bankruptcy Court the information included in such certificate at the time such information is furnished to the Lender.

            (g) MATERIAL CHANGES. Promptly upon its occurrence, notification of any litigation, administrative proceeding, investigation, business development (relating particularly to the Borrower or any of its Subsidiaries and not generally to economic conditions or the industry in which they are engaged), or change in financial condition as to which the Borrower has knowledge which could reasonably be expected to have a material adverse effect on the business, operations, including backlog, cash flows, assets or condition (financial or otherwise) of the Borrower, any Material Guarantor or Core Collateral Subsidiary, or of the Borrower and its Subsidiaries taken as a whole.

            (h) OTHER INFORMATION. Such other information and reports regarding the operations, business affairs, prospects and financial condition of the Borrower, any Guarantor or any Subsidiary as the Lender may reasonably request, including shareholder and Securities and Exchange Commission notices, reports and filings and any material press release.

      6.2   TAXES AND OTHER CHARGES.  Pay or cause to be paid after
            -----------------------
notice that the same are due all taxes, assessments and governmental charges imposed upon the Borrower and its Subsidiaries (other than Bankrupt Subsidiaries) or the assets of any of the Borrower or the Subsidiaries (other than Bankrupt Subsidiaries) or which the Borrower and its Subsidiaries are required to withhold and pay over, except (a) as may be contested in good faith by the Borrower or its Subsidiaries (other than Bankrupt Subsidiaries) by appropriate proceedings and (b) estimated taxes of the type disclosed on
Schedule 3.9, in each case for which reserves in accordance with Generally Accepted Accounting Principles have been established by the Borrower or such Subsidiary as reflected in the Borrower's or such Subsidiary's financial statements.

      6.3   CORPORATE EXISTENCE.  Preserve its corporate existence and
            -------------------
material franchises, licenses, patents, copyrights, trademarks and trade names consistent with good business practice, to the extent required to continue to comply with the representations and warranties of Section 3.1.

      6.4   COMPLIANCE WITH ERISA.  Maintain each Covered Plan in
            ---------------------
compliance in all material respects with all applicable requirements of ERISA and the Code, including all applicable rulings and regulations under ERISA and the Code. As soon as practicable and, in any event, within 10 days after the Borrower, any Guarantor or any ERISA Affiliate knows, or has reason to know, that:

            (a) any Termination Event with respect to a Pension Plan (other than a Multiemployer Plan) has occurred or will occur; or

            (b) the Borrower, any Guarantor or any ERISA Affiliate has applied for a waiver of the minimum funding standard under Section 412 of the Code with respect to a Pension Plan; or

            (c) the aggregate amount of the Unfunded Pension Liabilities under all Pension Plans (other than Multiemployer Plans) has increased to an amount in excess of $1,000,000; or

            (d) the aggregate amount of Unrecognized Retiree Welfare Liability under all applicable Plans has increased to an amount in excess of $1,000,000; or

            (e) the Borrower, any Guarantor or any ERISA Affiliate has engaged in a Prohibited Transaction with respect to a Plan; or

            (f) there is a partial or complete withdrawal (as described in ERISA Section 4203 or 4205) by the Borrower, any Guarantor or any ERISA Affiliate from a Multiemployer Plan; or

            (g) the Borrower, any Guarantor or any ERISA Affiliate is in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments to a Multiemployer Plan by reason of its complete or partial withdrawal from such Multiemployer Plan; or

            (h) a Multiemployer Plan terminates or is in "reorganization" (as described in Code Section 418 or Title IV or ERISA); or

            (i) the actual withdrawal liability that has been assessed (as determined in accordance with Title IV or ERISA) against the Borrower, any Guarantor or any ERISA Affiliate with respect to all Multiemployer Plans has, in any year, increased to an amount in excess of $1,000,000; or

            (j) there is an action brought against the Borrower, any Guarantor or any ERISA Affiliate under ERISA Section 502 with respect to its failure to comply with ERISA Section 515;

the Borrower shall prepare and, upon request of the Lender, furnish or cause to be furnished to the Lender, a notice of such event.

      Any notice required hereunder shall include a certificate addressed to the Lender and signed by the Senior Vice President and Treasurer or the Senior Vice President-Finance of the Borrower, setting forth all pertinent details relating to the events described in such notice is based and the action which is proposed to be taken with respect thereto.

      6.5   COMPLIANCE WITH REGULATIONS.  Comply in all material
            ----------------------------
respects with all Regulations applicable to its business, the noncompliance with which is reasonably likely to have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Borrower, any Material Guarantor or Core Collateral Subsidiary, or the Borrower and its Subsidiaries taken as a whole.

      6.6   NOTICE OF EVENTS.  Promptly upon discovery by the Borrower
            ----------------
or any officer of the Borrower of any of the events described in subsections
(a) through (e) hereof other than as a result of the involuntary bankruptcy proceeding initiated against the Borrower or conversion by the Borrower of such proceeding to a voluntary chapter 11 proceeding, the Borrower shall deliver to Carol A. Smith (or to such other person as Ms. Smith shall indicate to the Borrower in writing) telephone notice, and within three (3) calendar days of such telephone notice deliver to the Lender and, if required by the Lender, shall file with the Bankruptcy Court, a written notice, which describes the event and all action the Borrower proposes to take with respect thereto:

            (a) an Event of Default or Potential Default under this Agreement;

            (b) any default or event of default under a contract or contracts which default or event of default (i) involves payments by the Borrower or any Subsidiary in an aggregate amount equal to or in excess of $5,000,000 or (ii) is reasonably likely to result in the loss by the Borrower or any Subsidiary of the right to receive payments otherwise owing to the Borrower or such Subsidiary in an aggregate amount equal to or in excess of $5,000,000;

            (c) failure by a Material Guarantor to comply with its obligation to remit funds received to a Depository Account for transfer to a Concentration Account in accordance with Section 2.8(c);

            (d) the entry of any default judgment, order, stipulated judgment or order or settlement in any suit, action, arbitration, administrative proceeding, criminal prosecution or governmental investigation involving the Borrower or any Material Guarantor or Core Collateral Subsidiary in which the amount to be paid by the Borrower or such Material Guarantor or Core Collateral Subsidiary is at least $1,000,000; or

            (e) any change in any Regulation, including, without limitation, changes in tax laws and regulations, which could reasonably have a material adverse impact on the ability of the Borrower or any of the Subsidiaries to perform their obligations under the Loan Documents or a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Borrower, any Material Guarantor or Core Collateral Subsidiary or the Borrower and its Subsidiaries taken as a whole.

      6.7   MAINTENANCE OF RECORDS; AUDITS.  Create and maintain, (a)
            ------------------------------
on each Business Day, a report as to cash received by the Borrower from each Subsidiary on the immediately preceding Business Day, the cash provided by the Borrower to each such Subsidiary on such preceding Business Day, and a comparison of each such Subsidiary's net cash against such Subsidiary's forecast provided to the Borrower and (b) within two Business Days after the end of each week, a summary of the Daily Reports for each day of such preceding week, and, upon request, provide any or all such reports to the Lender. The Lender shall have the right to have conducted annually by the Lender or its designees an audit of the Borrower and the Subsidiaries and all the Borrower's and the Subsidiaries' books and records, including without limitation an audit of all books and records relating to the Collateral, provided that such audits may be conducted more frequently within the reasonable discretion of the Lender. The Borrower shall bear the expense of such annual audit, and the Lender shall bear the expense of such audits conducted more frequently than annually. In addition, the Lender may at any time consult with any director, authorized officer, employee, agent or representative of the Borrower or, upon reasonable notice to the Borrower, of any Subsidiary regarding any matter deemed by the Lender to be material to the transactions contemplated hereby or the operations of the Borrower or such Subsidiary.

      6.8   GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.  Maintain its
            ----------------------------------------
books and records at all times in accordance with Generally Accepted Accounting Principles.

      6.9   INFORMATION RELATING TO THE CASE.  Furnish to the Lender
            --------------------------------
promptly after the same are available copies of all pleadings, motions, applications, judicial information, financial information and other documents filed (and not under seal) with the Bankruptcy Court by the Borrower or any other Person and, upon request by the Lender, any such documents distributed to any official committee appointed in the Case including without limitation the monthly operating reports required to be provided to the Bankruptcy Court pursuant to Rule 2015 of the Federal Rules of Bankruptcy Procedure.

      6.10  FILING OF REORGANIZATION PLAN.  On or before the date 15
            -----------------------------
days following entry by the Bankruptcy Court of the Initial DIP Financing Order, file with the Bankruptcy Court the pre-arranged Reorganization Plan in the form of Exhibit I, with such modifications or amendments as are not in any significant respect adverse to the Lender, either as Lender or as holder of debt securities of the Borrower, or as to which the Lender shall have consented in writing, together with the Borrower's Disclosure Statement which shall be in form and substance satisfactory to the Lender.

      6.11  SUBSEQUENT FINANCING.  Not later than six months following
            --------------------
the initial Loan, provide evidence satisfactory to the Lender that the Borrower has obtained a written commitment for financing necessary to insure implementation of the Reorganization Plan, the enforceability of which commitment is subject only to satisfactory documentation and such other conditions as shall be reasonably satisfactory to the Lender.

VII.NEGATIVE COVENANTS.
    ------------------

      The Borrower covenants and agrees that, without the prior written consent of the Lender, from and after the date hereof and so long as the Loan Commitment is in effect or any Obligations remain unpaid or outstanding, neither it nor any Subsidiary (including any Guarantor) will:

      7.1   MERGER, CONSOLIDATION.  Except as otherwise provided in
            ---------------------
Section 7.8, merge or consolidate with or into any corporation except, if no Potential Default or Event of Default shall have occurred and be continuing either immediately prior to or upon the consummation of such transaction, (a) a Subsidiary that is not a Guarantor may be merged into another Subsidiary that also is not a Guarantor and (b) a Guarantor may be merged into another Guarantor.

      7.2   INDEBTEDNESS FOR BORROWED MONEY.  Incur, create, or permit
            -------------------------------
to exist any Indebtedness for Borrowed Money, or apply to the Bankruptcy Court for authority to do so, except:

            (a)   the Obligations;

            (b)   existing Indebtedness for Borrowed Money set forth on
      Schedule 7.2, including existing lines of credit, drawn and undrawn, described on such Schedule ("LINES OF CREDIT"), together with renewals, extensions or replacements of such Indebtedness for Borrowed Money (including such Lines of Credit) so long as such renewal, extension or replacement of any item of Indebtedness for Borrowed Money listed on
      Schedule 7.2 (including such Lines of Credit) does not increase the amount of such item of Indebtedness for Borrowed Money (including such Lines of Credit);

            (c) Indebtedness for Borrowed Money of the Borrower or any Subsidiary under any lease of property, real or personal, as to which the present value of the minimum rental commitment would be capitalized in accordance with Generally Accepted Accounting Principles ("CAPITAL LEASES");

            (d) Indebtedness for Borrowed Money of the Borrower or any Subsidiary incurred to finance the purchase of inventory, machinery or equipment in the ordinary course of business;

            (e) Additional Indebtedness for Borrowed Money of Comstock Canada Ltd. such that, when added to the existing Indebtedness for Borrowed Money set forth on Schedule 7.2, the aggregate Indebtedness for Borrowed Money of Comstock Canada, Ltd., other than Intercompany Debt, shall not exceed $20,000,000 (Canadian);

            (f) Additional Indebtedness for Borrowed Money of JWP U.K. Ltd. and its Subsidiaries such that, when added to the existing Indebtedness for Borrowed Money set forth on Schedule 7.2, the aggregate Indebtedness for Borrowed Money of JWP U.K. Ltd. and its subsidiaries, other than Intercompany Debt, shall not exceed (POUNDS)15,000,000;

            (g) Additional Indebtedness for Borrowed Money of Lunar Drake & Scull (UAE), Drake & Scull Assarin, Drake & Scull (Cayman Islands) Ltd., JWP (Cayman Islands) Ltd., Drake & Scull Oman and a Malaysian Subsidiary being formed that will be the direct or indirect wholly-owned subsidiary of JWP UK Ltd., such that, when added to the existing Indebtedness for Borrowed Money set forth on Schedule 7.2, the aggregate Indebtedness for Borrowed Money of Money of such Subsidiaries, other than Intercompany Debt, shall not exceed (POUNDS)5,000,000;

            (h) Indebtedness for Borrowed Money consisting of the deferred or financed payment obligation of the Borrower or any Subsidiary of insurance premiums in the ordinary course of business as and to the extent provided on Schedule 7.2;

            (i) Indebtedness for Borrowed Money of Subsidiaries consisting of reimbursement obligations with respect to documentary letters of credit issued for its own account to support the purchase of goods in the ordinary course of business, which letters of credit, by their terms, are drawable in 60 days from the date of issuance; and

            (j) Intercompany Debt among the Borrower and its Subsidiaries evidenced by Intercompany Notes, provided that (i) at no time shall Intercompany Debt owing to the Borrower by a Subsidiary that is not a Guarantor exceed the amount of such Intercompany Debt set forth in
      Schedule 3.12, (ii) at no time shall Intercompany Debt owing to all Guarantors by all Subsidiaries that are not Guarantors exceed $5,000,000 and (iv) at no time shall the amount of such Intercompany Debt owed to the Borrower or any Guarantor by any Subsidiary cause such Subsidiary to cease to be Solvent.

      7.3   LIENS.  Create, assume or permit to exist any Lien on the
            -----
Borrower's or any Guarantor's property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except

            (a)   Permitted Liens;

            (b)   Liens upon assets subject to, and securing, Capital Leases;

            (c) purchase money mortgages securing Indebtedness for Borrowed Money permitted by Section 7.2(d);

            (d) Liens upon assets of the obligors of Indebtedness for Borrowed Money permitted by Sections 7.2(e), (f) and (g) securing such Indebtedness for Borrowed Money;

            (e) Liens upon insurance policies securing the financed premiums thereof permitted by Section 7.2(h);

            (f) Liens upon restricted depositary accounts of Subsidiaries required to be maintained in connection with specific jobs or contracts into which all or a portion of payments with respect to the respective job or contract are required to be deposited and from which disbursements relating to such job or contract are required to be made;

            (g) Liens upon cash collateral deposits made by the Borrower or Defender Indemnity Ltd. in the ordinary course of business in connection with the Borrower's insurance program consistent with past practice.

      7.4   GUARANTEES.  Guarantee or otherwise in any way become or be
            ----------
responsible for indebtedness or obligations (including working capital maintenance, take-or-pay contracts, etc.) of any other person, contingently or otherwise, except:

            (a) the endorsement of negotiable instruments of deposit in the normal course of business;

            (b) guarantees further described on Schedule 7.4 hereto, which, unless otherwise expressly noted on such Schedule 7.4, are existing on the date hereof, such guarantees not to be renewed except in the ordinary course of business, and each such renewal not to exceed the amount of the guarantee renewed thereby;

            (c) guarantees by the Borrower or a Subsidiary of Indebtedness for Borrowed Money permitted by Section 7.2(d);

            (d) guarantees by the Borrower of the obligations of any Subsidiary under performance and payment bonds, guarantees by JWP West of the obligations of University Mechanical Contractors, Inc. (a Washington corporation) under performance and payment bonds, guarantees by JWP International of the obligations of Comstock Canada, a limited partnership, under performance and payments bonds and guarantees by the Borrower of the performance or payment obligations of a Subsidiary in the ordinary course of business for the benefit of other Persons to induce such Persons to forego the issuance of a performance or payment bond; and

            (e) guarantees by a Subsidiary that is not a Guarantor of the obligations of another Subsidiary.

      7.5   SALE OF STOCK OF SUBSIDIARIES.  Except pursuant to the
            -----------------------------
terms of Section 7.8,

            (a) sell, assign, pledge or otherwise dispose of any shares of stock or other equity interests in (or warrants, rights or options to acquire stock of or equity interests in) any Subsidiary other than (i) the transfer of the shares of a Subsidiary that it not a Guarantor to another Subsidiary that is also not a Guarantor or (ii) the transfer of the shares of a Guarantor to another Guarantor; or

            (b) in the case of a Subsidiary, issue or sell any shares of its stock or other equity interests in itself (or warrants, rights or options to acquire, or securities convertible into, such stock or other equity interests) to any Person other than to the Borrower or a Guarantor.

      7.6   JUDGMENT, ATTACHMENT.  Permit any of its assets to be
            --------------------
subject to any judgments, attachments or levies the aggregate amount of which exceeds $500,000 and which judgments, attachments or levies have not been stayed by appeal, satisfied, bonded or discharged within thirty (30) calendar days after service of notice thereof to the Borrower or such Subsidiary.

      7.7   LOANS, ADVANCES AND INVESTMENTS.  Purchase or otherwise
            -------------------------------
acquire or hold any Investments, except that:

            (a) the Borrower may make and own those Investments in a Person that is an Affiliate which Investments are existing as of the date hereof;

            (b) the Borrower or any Subsidiary may make and own Investments in a Person that is not an Affiliate which Investments are existing as of the date hereof and are set forth on Schedule 7.7;

            (c) the Borrower or any Subsidiary may make and own Investments consisting of Intercompany Debt permitted under Section 7.2 above;

            (d) the Borrower or any Subsidiary may make and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or such Subsidiary;

            (e) the Borrower or any Subsidiary may make loans or advances to employees of the Company or any Subsidiary, which loans and advances, in the aggregate, will not exceed $500,000 at any time outstanding;

            (f) the Borrower or any Subsidiary may make Investments consisting of notes, bonds, debentures or other securities or instruments (other than general partnership and similar instruments) acquired by the Borrower or such Subsidiary in connection with the sale of assets permitted by Section 7.8; provided, however, that such Investments received in connection with any such a disposition of assets shall not exceed 25% of the total consideration received upon such disposition;

            (g)   the Borrower or any Subsidiary may make and own:

                  (i) Investments in certificates of deposit or time deposits having maturities in each case not exceeding one year from the date of issuance thereof and issued by any FDIC-insured commercial bank incorporated in the United States or any state thereof having a combined capital and surplus of not less than $500,000,000;

                  (ii) Investments in marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of issuance or acquisition thereof;

                  (iii) Investments in commercial paper or demand notes issued by a corporation incorporated in the United States or any State thereof maturing no more than one year from the date of issuance thereof and, at the time of acquisition, having a rating of A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Service, Inc.; and

                  (iv) Investments in money market mutual funds all of the assets of which are invested in cash or investments described in clauses (i), (ii) and (iii) of this paragraph (d).

      7.8   TRANSFER OF ASSETS.  Except as otherwise provided in this
            ------------------
Agreement, sell, lease, transfer, pledge, assign or otherwise dispose of any assets of the Borrower or any Guarantor or Core Collateral Subsidiary, unless
(i) such sale or disposition is a Permitted Disposition or (ii) the Net Cash Proceeds of such transaction are deposited into the Cash Collateral Account (as defined below) and, in any such case, no Event of Default or Potential Default shall have occurred or will thereby occur. The "CASH COLLATERAL ACCOUNT" shall be a depositary account maintained by the Borrower, but under the sole control and subject to the lien and security interest of the Lender provided in
Section 4.1 hereof pursuant to an agreement among the depositary institution holding such account, the Borrower and the Lender, which agreement shall be in form and substance acceptable to the Lender.

      7.9   MODIFICATION OF LOAN AGREEMENTS OR POLICIES; PAYMENT OF
            --------------------------------------------------------
DEBT.  Except as may occur pursuant to the Reorganization Plan in the form
- - - - - - - - - ----
of Exhibit I, with such changes as are not in any significant respect adverse to the Lender, either as Lender or as holder of debt securities of the Borrower, or as are approved by the Lender in writing, (i) consent to or permit any amendment, modification or waiver of any material provision or term contained in any agreement or indenture governing any Indebtedness for Borrowed Money or (ii) prepay, redeem, purchase or otherwise acquire, or make any payment on account of, any Indebtedness for Borrowed Money other than repayments by a Subsidiary in the ordinary course of business of scheduled amortization of debt or outstanding amounts under a revolving credit, or apply to the Bankruptcy Court for authority to do so, except Intercompany Debt permitted under Section 7.2(j) above.

      7.10  CLAIMS.  Incur, create, assume or suffer or permit to exist
            ------
any claim against the Borrower in the Case, any claim against any Guarantor, or any Lien on any of the assets of the Borrower or the Guarantors, that would be pari passu with or senior to the claims of the Lender against the
- - - - - - - - - ---- -----
Borrower or the Guarantors or the Lien of the Lender under the Loan Documents, or apply to the Bankruptcy Court for authority to do so, other than (a) claims, not relating to Indebtedness for Borrowed Money, arising in the ordinary course of business, (b) claims against the Guarantors expressly permitted by Section
7.2 and (c) Liens expressly permitted by Section 7.3.

      7.11  ACCOUNTING CHANGE.  Make or permit any change in financial
            -----------------
accounting policies or financial reporting practices, except as required by Generally Accepted Accounting Principles or as may be agreed by the Lender.

      7.12  BACKLOG.  Permit the aggregate amount of backlog and
            -------
work-in-progress of all then-existing contracts of the Borrower and the Subsidiaries to diminish by an amount in excess of (a) 10% of the total amount of backlog and work-in-progress as of the end of the immediately preceding month or (b) 30% of the total amount of backlog and work-in-progress as of the end of the month immediately preceding the date of the Initial DIP Financing Order.

      7.13  LOSSES FROM OPERATIONS.  Permit the aggregate of losses
            ----------------------
from operations of the Borrower and those Subsidiaries identified on Schedule
7.13 hereto incurred in any month ending after the date hereof to equal or exceed $2,500,000, which losses shall be determined prior to any adjustment arising out of FAS 112 - Employer's Accounting for Post-Retirement Benefits and without taking into account administrative expenses relating solely to the Case which expenses would not have been incurred had the Borrower not been engaged in such bankruptcy proceedings.

VIII.  DEFAULT.
       -------

      8.1   EVENTS OF DEFAULT.  The Borrower shall be in default if any
            -----------------
one or more of the following events ("EVENT OF DEFAULT") occurs:

            (a) PRINCIPAL, INTEREST OR OTHER AMOUNTS. The Borrower fails to pay any principal of or interest on the Note when due and payable (whether at maturity, by notice of intention to prepay, or otherwise) or fails to pay when it is due and payable any other amount payable under any Loan Document or under the DIP Financing Order;

            (b)   COVENANTS.

                  (i) The Borrower fails to observe or perform as and when required any of the terms, conditions or covenants contained in any Loan Document (other than those referred to in clause (ii) below unless waived by the Lender); or

                  (ii) The Borrower fails to observe or perform as and when required any of the terms, conditions or covenants contained in Sections 6.3 (other than as to the corporate existence of the Borrower or any Guarantor), 6.4, 6.5, 6.6(c), 6.6(d) or 6.6(e) of this Agreement, and such failure shall continue for thirty (30) days after written notice to the Borrower by the Lender.

            (c) REPRESENTATIONS, WARRANTIES, ETC. Any representation or warranty made by the Borrower or any Material Guarantor or Core Collateral Subsidiary herein or in any Loan

Document or in any exhibit, schedule, report or certificate delivered pursuant hereto or thereto shall prove to have been false, misleading or incorrect in any material respect when made or deemed to have been made;

            (d) BANKRUPTCY, ETC. OF MATERIAL GUARANTOR OR CORE COLLATERAL SUBSIDIARY. Any Material Guarantor or Core Collateral Subsidiary, other than those Guarantors identified on Schedule 8.1(d) hereof, is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of forty-five (45) days, indicated its consent to, approval of or acquiescence in any such proceeding, or any receiver of or trustee for such Material Guarantor or Core Collateral Subsidiary or any substantial part of the property of such Material Guarantor or Core Collateral Subsidiary is appointed, or any Material Guarantor or Core Collateral Subsidiary suffers any such receivership or trusteeship to continue undischarged for a period of forty-five (45) days;

            (e)   MODIFICATION OF DIP FINANCING ORDER.  The Bankruptcy
Court shall enter an order with respect to the Borrower dismissing the Case or converting it to a case under Chapter 7 of the Bankruptcy Code; or appointing a Trustee in the Case; or an application shall be filed for the approval of, or there shall arise, any claim or any Lien (other than those of the Lender hereunder or as otherwise expressly permitted hereby) in the Case having a priority (whether under Section 364 of the Bankruptcy Code or otherwise) superior to or pari passu with that of the Lender; or the Bankruptcy
               ---- -----
Court shall enter an order granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder of any security interest other than in favor of the Lender in any assets of the Borrower having an aggregate value in excess of $100,000; or the Borrower shall pay, or apply to the Bankruptcy Court for authority to pay, any Pre-Petition claim except as expressly contemplated by this Agreement or otherwise approved in writing by the Lender; or the Bankruptcy Court shall enter an order approving a disclosure statement in connection with a plan of reorganization, which plan does not provide for payment in full in cash of the Obligations on the Maturity Date or the issuance of the equity securities and debt instruments or securities required by Section 2.5 hereof;

            (f)   FAILURE TO MAINTAIN BONDING IN THE ORDINARY COURSE.
Seaboard and Cigna, or any comparable successor bonding companies, shall not continue to make available to the Borrower and the Subsidiaries performance and payment bonds required for the conduct in the ordinary course of the business of the Borrower and the Subsidiaries;

            (g) MATERIAL ADVERSE CHANGE. Except as disclosed on Schedule 5.1, any material adverse change shall have occurred in the financial condition, cash flows or operations, including backlog, of any Guarantor or of the Borrower and the Subsidiaries taken as a whole since September 30, 1993, other than any change falling within a ten percent (10%) variance of the financial condition, cash flow or operations expressly contemplated by the Financial Projections;

            (h) CERTAIN OTHER DEFAULTS. Any Material Guarantor or Core Collateral Subsidiary shall fail to pay when due any Indebtedness for Borrowed Money which singularly or in the aggregate exceeds $500,000, and such failure shall continue beyond any applicable cure period, or any Material Guarantor or Core Collateral Subsidiary shall suffer to exist any default or event of default in the performance or observance, subject to any applicable notice or grace period, of any agreement, term, condition or covenant with respect to any agreement or document, other than as a result of the involuntary bankruptcy proceeding initiated against the Borrower or the conversion by the Borrower of such proceeding to a voluntary chapter 11 proceeding, if the effect of such default is to permit, with the giving of notice or passage of time or both, the holders thereof, or any trustee or agent for said holders, to terminate or suspend any commitment (which is equal to or in excess of $1,000,000) to lend money or to cause or declare any portion of any borrowings thereunder to become due and payable prior to the date on which it would otherwise be due and payable, provided that during any applicable cure period the Lender's obligations hereunder to make further Loans shall be suspended;

THEN and in every such event other than that specified in clause (d) and, as to each such event other than that specified in clause (a), only so long as such event shall be continuing, the Lender may terminate the Commitment and may declare the Loans and all other Obligations, including without limitation accrued interest, to be, and the Loans and all other Obligations shall thereupon become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor. Upon the occurrence of any event specified in clause (d) above, the Commitment shall automatically terminate and the Loans and all other Obligations, including without limitation accrued interest, shall immediately be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor. Any date on which the Loans and such other Obligations are declared due and payable pursuant to this Section 8.1, shall be a Maturity Date for purposes of this Agreement.

IX.  GUARANTY.
     --------

      9.1   GUARANTY.
            --------

            (a) Each Guarantor unconditionally and irrevocably guarantees the due and punctual payment by, and performance of, the Obligations of the Borrower (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the Borrower whether or not post filing interest is allowed in such proceeding). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise required herein), and it will remain bound upon this guaranty notwithstanding any extension or renewal of any Obligation.

            (b) Each Guarantor waives presentation to, demand for payment from and protest to, as the case may be, the Borrower, any Guarantor or any other guarantor of the Obligations, and also waives notice of protest for nonpayment. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Borrower, any Guarantor or any other guarantor of the Obligations under the provisions of this Agreement, any other Loan Document, any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) the failure of the Lender to notify or obtain the consent of any Guarantor with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of this Agreement, the Note, any other Loan Document, or of any other agreement; (iv) the release, exchange, waiver or foreclosure of any security held by the Lender for the Obligations or any of them; (v) the failure of the Lender to exercise any right or remedy against any Guarantor or any other guarantor of the Obligations; or (vi) the release or substitution of any Guarantor.

            (c) Each Guarantor further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just a collection, and expressly waives any right to require that any resort be had by the Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Lender in favor of the Borrower, any Guarantor or any other guarantor of the Obligations or to any other Person.

            (d) Each Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrower and any circumstances affecting the ability of the Borrower to perform under this Agreement or any other Loan Document.

            (e) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, the Note or any other Loan Documents, or by the existence, validity, enforceability, perfection, or extent of an collateral therefor or by any other circumstances relating to the Obligations which might otherwise constitute a defense to this Guaranty. The Lender makes no representation or warranty in respect to any such circumstances and has no duty or responsibility whatsoever to each Guarantor in respect to the management and maintenance of the Obligations or any collateral security for the Obligations.

      9.2   NO IMPAIRMENT OF GUARANTY.  The obligations of each
            -------------------------
Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law, unless and until the Obligations are finally and indefeasibly paid in full.

      9.3   CONTINUATION AND REINSTATEMENT, ETC.
            ------------------------------------

            (a) Each Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or is otherwise restored by the Lender. In furtherance of the provisions of this
Section 9, and not in limitation of any other right which the Lender may have at law or in equity against the Borrower or a Guarantor by virtue hereof, upon failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Lender (and without further application to or order of the Bankruptcy Court), forthwith pay or cause to be paid to the Lender in cash an amount equal to the unpaid amount of all the Obligations with interest at a rate of interest equal to the rate specified in Section 2.4(b) hereof.

            (b) All rights of the Guarantors against the Borrower, arising as a result of the payment by any Guarantor of the sums to the Lender by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations to the Lender. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied to the Obligations, whether matured or unmatured.

            (c) Each Guarantor shall have a right of contribution from each other Guarantor with respect to any sums paid by a Guarantor to the Lender hereunder, which right of contribution shall in all respects be subordinated and junior in right of payment to the prior final and indefeasible payment in full of the Obligations to the Lender.

            (d) The obligations of the Guarantors hereunder shall terminate upon the final and indefeasible payment in full of the Obligations to the Lender. In addition, the Lender shall release a Guarantor from its obligations hereunder upon the disposition of all of the capital stock of such Guarantor in accordance with Section 7.8.

      9.4   REPRESENTATIONS AND WARRANTIES.  Each Guarantor hereby
            ------------------------------
represents and warrants to the Lender that each representation and warranty by the Borrower set forth in this Agreement and each other Loan Document relating to such Guarantor or any Subsidiary of such Guarantor, including without limitation the representations and warranties contained in Article III hereof, is true, correct and complete in all respects.

X.  MISCELLANEOUS.
    -------------

      10.1  WAIVER.  No failure or delay on the part of the Lender or
            ------
any holder of any Note in exercising any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under any

Loan Document. The remedies provided under the Loan Documents are cumulative and not exclusive of any remedies provided by law.

      10.2  AMENDMENTS.  No amendment, modification, termination or
            ----------
waiver of any Loan Document or any provision thereof nor any consent to any departure by the Borrower or any Guarantor therefrom shall be effective unless the same shall have been approved by the Lender, be in writing and be signed by the Lender and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

      10.3  GOVERNING LAW.  The Loan Documents and all rights and
            -------------
obligations of the parties thereunder shall be governed by and be construed and enforced in accordance with the laws of the State of New York without regard to principles of conflict of laws.

      10.4  ASSIGNMENTS AND PARTICIPATIONS.  Each Loan Document shall
            ------------------------------
bind and inure to the benefit of the Borrower, each Guarantor and the Lender and their respective successors and assigns, and upon any trustee or successor subsequently appointed in the Case or in any subsequent Chapter 7 proceeding, except that neither the Borrower nor any Guarantor shall have the right to assign any of its rights or interests under any Loan Document without the prior written consent of the Lender. No person not a party to any Loan Document is intended to be benefitted thereby.

      10.5  CAPTIONS.  Captions in the Loan Documents are included
            --------
for convenience of reference only and shall not constitute a part of any Loan Document for any other purpose.

      10.6  NOTICES.  All notices, requests, demands, directions,
            -------
declarations and other communications between the Lender, the Borrower and the Guarantors provided for in any Loan Document shall, except as otherwise expressly provided, be mailed by registered or certified mail, return receipt requested, or telegraphed, or telefaxed, or delivered in hand to the applicable party at its address indicated below:

            If to the Lender, to:

            Belmont Capital Partners II, L.P.
            82 Devonshire Street F7C
            Boston, Massachusetts  02109
            Attention: Portfolio Manager
            Telecopier No.: 617-570-7688
            with a copies to:

            Wendy Schnipper Clayton, Esquire
            Fidelity Management & Research Co.
            82 Devonshire Street F7C
            Boston, Massachusetts  02109
            Telecopier No.: 617-570-7688

            and

            Morgan, Lewis & Bockius
            2000 One Logan Square
            Philadelphia, Pennsylvania  19103
            Attention: Michael A. Bloom, Esquire
            Telecopier No.: 215-963-5299

            If to the Borrower or any Guarantor, to:

            JWP INC.
            Six International Drive
            Rye Brook, New York  10573
            Attention: Mr. Joseph A. Gallo
            Telecopier No.: 914-935-4178

            with a copy to:

            Stroock & Stroock & Lavan
            Seven Hanover Square
            New York, New York  10004
            Attention: Lawrence Handelsman, Esquire
            Telecopier No.: 212-806-6006

The foregoing shall be effective and deemed received three days after being deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telegram, telegraph or telefax or delivered in hand be effective when received. Any party may change its address by a communication in accordance herewith.

      10.7  EXPENSES OF THE LENDER; INDEMNIFICATION OF THE LENDER AND THE
            --------------------------------------------------------------
BANKS.
- - - - - - - - - -----

            (a) The Borrower will from time to time reimburse the Lender promptly following demand for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel) in connection with (i) the preparation of the Loan Documents, (ii) the making of any Loans, (iii) the administration of the Loan Documents, and (iv) the enforcement of the Loan Documents.

            (b) In addition to the payment of the foregoing expenses, the Borrower hereby agrees to indemnify, protect and hold the Lender and any holder of the Note and the officers, directors, employees, agents, affiliates and attorneys of the Lender and such holder (collectively, the "INDEMNITEES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature, including reasonable fees and expenses of legal counsel, which may be imposed on, incurred by, or asserted against such Indemnitee by the Borrower or other third parties and arise out of or relate to this Agreement or the other Loan Documents or any other matter whatsoever related to the transactions contemplated by or referred to in this Agreement or the other Loan Documents; provided, however, that the Borrower shall have no obligation to an Indemnitee hereunder to the extent that the liability incurred by such Indemnitee has been determined by a court of competent jurisdiction to be the result of gross negligence or willful misconduct of such Indemnitee.
For purposes of this Section 10.7, the past or future purchase by the Lender or any other Indemnitee of any debt or equity securities of the Borrower, other than the Note, any interest thereon and the Additional Interest, shall not be deemed to be related to the transactions contemplated by or referred to in this Agreement or the other Loan Documents.

      10.8  SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS.  All
            ---------------------------------------------
agreements, representations and warranties made or deemed made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Note. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrower set forth in Section 10.7 shall survive the payment of the Loans and the termination of this Agreement. This Agreement shall remain in full force and effect until the latest to occur of the termination of the Commitment or the repayment in full of all amounts owed by the Borrower under any Loan Document.

      10.9  SEVERABILITY.  The invalidity, illegality or
            ------------
unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Note or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Note or other Loan Documents or of such provision or obligation in any other jurisdiction.

      10.10 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  EACH
            ----------------------------------------------
GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTE, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTE, OR SUCH OTHER LOAN DOCUMENT. EACH GUARANTOR DESIGNATES AND APPOINTS

PRENTICE HALL (OR SUCH OTHER PERSON AS SHALL ACT AS REGISTERED AGENT OF ANY GUARANTOR IN NEW YORK AND AS TO WHOM ANY GUARANTOR SHALL PROVIDE NOTICE IN WRITING TO THE LENDER) AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY SUCH PERSON WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY EACH GUARANTOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO EACH GUARANTOR, AS APPLICABLE, AT ITS ADDRESS AS PROVIDED IN SECTION 10.6, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY ANY GUARANTOR REFUSES TO ACCEPT SERVICE, EACH GUARANTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

      10.11 WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE GUARANTORS
            --------------------
AND THE LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE LENDER/BORROWER RELATIONSHIP ESTABLISHED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE BORROWER, EACH GUARANTOR AND THE LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE TRANSACTION, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE BORROWER, EACH GUARANTOR AND THE LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      10.12 COUNTERPARTS; EFFECTIVENESS.  This Agreement and any
            ---------------------------
amendment hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any amendments hereto or waivers hereof shall become effective when the Lender shall have received signed counterparts or notice by telecopy of the signature page that the counterpart has been signed and is being delivered to the Lender or facsimile that such counterparts have been signed by all the parties hereto or thereto.

      10.13 USE OF DEFINED TERMS.  All words used herein in the
            --------------------
singular or plural shall be deemed to have been used in the plural or singular where the context or construction so requires. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

      10.14 GOOD FAITH.  Lender is entering into this Agreement in good
            ----------
faith, and, if the Bankruptcy Court enters an order approving this Agreement and the transactions contemplated hereby which is subsequently vacated by the Bankruptcy Court or reversed by a court of competent jurisdiction, Lender shall have all of the protections afforded a good-faith lender under Section 364(e) of the Bankruptcy Code.

      IN WITNESS WHEREOF, the Borrower, the Guarantors and the Lender have caused this Agreement to be executed by their proper corporate officers thereunto duly authorized as of the day and year first above written.

JWP INC.                            AFGO ENGINEERING CORP.



By:___________________________      By:________________________
         Title:                       Title:


AFGO ENGINEERING CORP. OF           AZCO INC.
WASHINGTON



By:___________________________      By:________________________
         Title:                        Title:


B & B CONTRACTING & SUPPLY          CONTRA COSTA ELECTRIC, INC.
COMPANY



By:___________________________      By:________________________
         Title:                       Title:



DYN SPECIALTY CONTRACTING,          DYNALECTRIC COMPANY
INC.



By:___________________________      By:________________________
         Title:                       Title:

DYNAELECTRIC COMPANY OF             FORT CORP.
NEVADA


By:___________________________      By:________________________
         Title:                       Title:


GENERAL ENERGY                      GIBSON ELECTRIC CO., INC.
DEVELOPMENT INC.



By:___________________________      By:________________________
         Title:                       Title:


GONE INC.                           HANSEN MECHANICAL CONTRACTORS, INC.



By:___________________________      By:________________________
         Title:                       Title:


HERITAGE AIR SYSTEMS INC.           INTEC BUSINESS PHONES INC.



By:___________________________      By:________________________
         Title:                       Title:


ISYS SECURITY SYSTEMS, INC.         JAMAICA WATER SECURITIES CORP.



By:___________________________      By:________________________
         Title:                       Title:

JWP ASSET MANAGEMENT INC.           JWP BRANDT ENGINEERING CO.,
                                    INC.



By:___________________________      By:________________________
         Title:                       Title:


JWP COMMUNICATIONS INC.             JWP CONTROLS INC.



By:___________________________      By:________________________
         Title:                       Title:


JWP CONTROLS HOLDING, INC.          JWP CREDIT CORP.



By:___________________________      By:________________________
         Title:                       Title:


JWP ENVIRONMENTAL SERVICES          JWP EQUIPMENT SERVICES INC.
COMPANY


By:___________________________      By:________________________
         Title:                       Title:


JWP FOREST ELECTRIC CORP.           JWP GOWAN, INC.



By:___________________________      By:________________________
         Title:                       Title:

JWP GUZOVSKY ELECTRICAL CORP.       JWP/HCCII CORP.



By:___________________________      By:________________________
         Title:                       Title:


JWP OF HARTFORD, INC.               JWP/HYRE ELECTRIC CO. OF
                                    INDIANA, INC.


By:___________________________      By:________________________
         Title:                       Title:


JWP INTERNATIONAL INC.              JWP/IS NETWORK INTEGRATION
                                    SERVICES, INC.



By:___________________________      By:________________________
         Title:                       Title:


JWP/J.C. HIGGINS CORP.              JWP MAINTENANCE AND
                                    SERVICES, INC.



By:___________________________      By:________________________
         Title:                       Title:


JWP MECHANICAL/ELECTRICAL           JWP MECHANICAL/ELECTRICAL
SERVICES, INC.                      SERVICES (EAST), INC.



By:___________________________      By:________________________
         Title:                       Title:

JWP MECHANICAL/ELECTRICAL           JWP MECHANICAL/ELECTRICAL
SERVICES (MIDWEST), INC.            SERVICES (SOUTH), INC.



By:___________________________      By:________________________
         Title:                       Title:


JWP MECHANICAL/ELECTRICAL           JWP MECHANICAL SERVICES
SERVICES (WEST), INC.               OF NEW YORK, INC.


By:___________________________      By:________________________
         Title:                       Title:


JWP MIDWEST, INC.                   JWP NEW ENGLAND INC.



By:___________________________      By:________________________
         Title:                       Title:


JWP PENGUIN AIR CONDITIONING CORP.     JWP RISK HOLDINGS INC.



By:___________________________      By:________________________
         Title:                       Title:


JWP/SHI CORP.                       JWP SYSTEMS/KIRKWOOD
                                    ELECTRIC CO., INC.



By:___________________________      By:________________________
         Title:                       Title:

JWP TECHNICAL SERVICES CORP.        JWP TECHNICAL SERVICES
                                    OF OHIO, INC.



By:___________________________      By:________________________
        Title:                        Title:


JWP TRAUTMAN & SHREVE, INC.         JWP WELSBACH ELECTRIC CORP.



By:___________________________      By:________________________
         Title:                       Title:


JWP WELSBACH ELECTRIC CORP.         JWP WEST
OF LONG ISLAND



By:___________________________      By:________________________
         Title:                       Title:


JWP ZACK INC.                       KERBY SAUNDERS-WARKOL, INC.



By:___________________________      By:________________________
         Title:                       Title:


SLR CONSTRUCTORS INC.               SUPERIOR ENGINEERING CORPORATION



By:___________________________      By:________________________
         Title:                       Title:

SUTTER HILL INDUSTRIES, INC.        T.L. CHOLETTE, INC.



By:___________________________      By:________________________
         Title:                       Title:


UNIVERSITY MECHANICAL               UNIVERSITY COGENERATION, INC.
CONTRACTORS OF ARIZONA, INC.



By:___________________________      By:________________________
         Title:                       Title:


WACHTEL, DUKLAUER & FEIN            JWP UNRESTRICTED SUB 3, INC.
INCORPORATED



By:___________________________      By:________________________
         Title:                       Title:

BELMONT CAPITAL PARTNERS II, L.P.
By:  Fidelity Capital Partners II
      Corp., managing general partner



By:__________________________
        Title:

                                                               SCHEDULE 2.4(C)

                             AGREED PERCENTAGE
                             -----------------

1. If at no time during the fourth month following entry of the Initial DIP Financing Order are any Loans outstanding, the Agreed Percentage will not increase during such month.

2. On the first day during the fourth month following entry of the Initial DIP Financing Order that the outstanding balance of the Loans is greater than $0 (but is not on such day greater than $5 million), the Agreed Percentage shall increase 25 basis points.

3. On the first day during the fourth month following entry of the Initial DIP Financing Order that the outstanding balance of the Loans is greater than $5 million, the Agreed Percentage will increase in an amount such that the total increase in such fourth month equals 50 basis points.

4. Until repayment in full of all Obligations and termination of the commitment of the Lender, on the first day of the fifth month following entry of the Initial DIP Financing Order and the first day of each month thereafter, the Agreed Percentage will increase 50 basis points.

For purposes of the foregoing, "month" shall mean each 30-day period following the entry of the Initial DIP Financing Order.